Exhibit 10.26

LOAN AGREEMENT

Dated as of March 2, 2005

Between

TPG OAK HILL/WALNUT HILL, LLC

as Borrower

And

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

as Lender

TABLE OF CONTENTS

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION			1
	1.1	Specific Definitions		1
	1.2	Index of Other Definitions		13
	1.3	Principles of Construction		16

2.	GENERAL LOAN TERMS			16
	2.1	The Loan		16
	2.2	Interest; Monthly Payments		17
		2.2.1	Generally	17
		2.2.2	Default Rate	17
		2.2.3	Taxes	18
		2.2.4	Breakage Indemnity	18
		2.2.5	New Payment Date	18
	2.3	Loan Repayment		18
		2.3.1	Repayment	18
		2.3.2	Mandatory Prepayments	19
		2.3.3	Defeasance of Fixed Rate Loan	19
		2.3.4	Optional Prepayments	21
	2.4	Releases		22
		2.4.1	Release on Defeasance	22
		2.4.2	Release on Payment in Full	22
		2.4.3	Release of Payment Guarantees/Subordinate Mortgages	22
	2.5	Payments and Computations		22
		2.5.1	Making of Payments	22
		2.5.2	Computations	22
		2.5.3	Late Payment Charge	22
	2.6	Floating Rate Loan Interest Rate Protection Agreements		23
		2.6.1	Floating Rate Loan Interest Rate Protection Agreement	23
		2.6.2	New Floating Rate Loan Interest Rate Protection Agreement	24
		2.6.3	Execution of Documents	25
		2.6.4	No Obligation of Lender	25
		2.6.5	Receipts from Floating Rate Loan Interest Rate Protection Agreements	25
	2.7	Fees		25
		2.7.1	Exit Fee	25
		2.7.2	Initial Floating Rate Loan Advance Fee/Advance Fees	25
	2.8	Intentionally Deleted		26
	2.9	Advances of Floating Rate Principal		26
		2.9.1	Capital Expenditure Advances/Conditions Precedent	26
		2.9.2	Capital Expenditure Advances/Minimum Funding Thresholds	28
		2.9.3	Leasing Advances/Conditions Precedent	28
		2.9.4	Leasing Advances/Minimum Funding Thresholds	31
		2.9.5	Funding on the Outside Leasing Advance Date	32
		2.9.6	Optional Disbursements	34

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		2.9.7	Reallocation of Capital Expenditure Floating Rate Principal and Leasing Floating Rate Principal	34

3.	CASH MANAGEMENT AND RESERVES			35
	3.1	Cash Management Arrangements		35
	3.2	Required Repairs		35
		3.2.1	Completion of Required Repairs	35
		3.2.2	Required Repairs Reserves	36
	3.3	Taxes and Insurance		36
	3.4	Capital Expense Reserve		37
	3.5	Rollover Reserves		37
	3.6	Operating Expense Subaccount		39
	3.7	Casualty/Condemnation Subaccount		39
	3.8	Security Deposits		40
	3.9	Cash Collateral Subaccount		40
	3.10	Grant of Security Interest; Application of Funds		41
	3.11	Property Cash Flow Allocation		41

4.	REPRESENTATIONS AND WARRANTIES			42
	4.1	Organization; Special Purpose		42
	4.2	Proceedings; Enforceability		42
	4.3	No Conflicts		43
	4.4	Litigation		43
	4.5	Agreements		43
	4.6	Title		43
	4.7	No Bankruptcy Filing		44
	4.8	Full and Accurate Disclosure		44
	4.9	Tax Filings		45
	4.10	ERISA; No Plan Assets		45
	4.11	Compliance		45
	4.12	Contracts		46
	4.13	Federal Reserve Regulations; Investment Company Act		46
	4.14	Easements; Utilities and Public Access		46
	4.15	Physical Condition		46
	4.16	Leases		46
	4.17	Fraudulent Transfer		47
	4.18	Ownership of Borrower		47
	4.19	Purchase Options		48
	4.20	Management Agreement		48
	4.21	Hazardous Substances		48
	4.22	Name; Principal Place of Business		48
	4.23	Other Debt		48

5.	COVENANTS			49
	5.1	Existence		49
	5.2	Taxes and Other Charges		49
	5.3	Access to Property		49

	5.4	Repairs; Maintenance and Compliance; Alterations		49
		5.4.1	Repairs; Maintenance and Compliance	49
		5.4.2	Alterations	50
	5.5	Performance of Other Agreements		50
	5.6	Cooperate in Legal Proceedings		50
	5.7	Further Assurances		50
	5.8	Environmental Matters		51
		5.8.1	Hazardous Substances	51
		5.8.2	Environmental Monitoring	51
	5.9	Title to the Property		53
	5.10	Leases		53
		5.10.1	Generally	53
		5.10.2	Material Leases	53
		5.10.3	Minor Leases	54
		5.10.4	Additional Covenants with respect to Leases	54
	5.11	Estoppel Statement		55
	5.12	Property Management		55
		5.12.1	Management Agreement	55
		5.12.2	Termination of Manager	55
	5.13	Special Purpose Bankruptcy Remote Entity		56
	5.14	Intentionally Deleted		56
	5.15	Change in Business or Operation of Property		56
	5.16	Debt Cancellation		56
	5.17	Affiliate Transactions		56
	5.18	Zoning		56
	5.19	No Joint Assessment		56
	5.20	Principal Place of Business		57
	5.21	Change of Name, Identity or Structure		57
	5.22	Indebtedness		57
	5.23	Licenses		57
	5.24	Compliance with Restrictive Covenants, Etc.		57
	5.25	ERISA		57
	5.26	Prohibited Transfers		58
		5.26.1	Generally	58
		5.26.2	Transfer and Assumption	58
	5.27	Liens		60
	5.28	Dissolution		60
	5.29	Expenses		60
	5.30	Indemnity		61
	5.31	Patriot Act Compliance		62

6.	NOTICES AND REPORTING			63
	6.1	Notices		63
	6.2	Borrower Notices and Deliveries		63
	6.3	Financial Reporting		64
		6.3.1	Bookkeeping	64
		6.3.2	Annual Reports	64

		6.3.3	Quarterly Reports	64
		6.3.4	Monthly Reports	65
		6.3.5	Other Reports	65
		6.3.6	Annual Budget	65
		6.3.7	Breach	66

7.	INSURANCE; CASUALTY; AND CONDEMNATION			66
	7.1	Insurance		66
		7.1.1	Coverage	66
		7.1.2	Policies	69
	7.2	Casualty		70
		7.2.1	Notice; Restoration	70
		7.2.2	Settlement of Proceeds	70
	7.3	Condemnation		71
		7.3.1	Notice; Restoration	71
		7.3.2	Collection of Award	71
	7.4	Application of Proceeds or Award		71
		7.4.1	Application to Restoration	71
		7.4.2	Application to Debt	72
		7.4.3	Procedure for Application to Restoration	72

8.	DEFAULTS			73
	8.1	Events of Default		73
	8.2	Remedies		74
		8.2.1	Acceleration	74
		8.2.2	Remedies Cumulative	75
		8.2.3	Severance	75
		8.2.4	Delay	75
		8.2.5	Lender’s Right to Perform	76

9.	SPECIAL PROVISIONS			76
	9.1	Sale of Note and Secondary Market Transaction		76
		9.1.1	General; Borrower Cooperation	76
		9.1.2	Use of Information	77
		9.1.3	Borrower Obligations Regarding Disclosure Documents	78
		9.1.4	Borrower Indemnity Regarding Filings	78
		9.1.5	Indemnification Procedure	78
		9.1.6	Contribution	79
		9.1.7	Rating Surveillance	79
		9.1.8	Severance of Loan	79

10.	MISCELLANEOUS			80
	10.1	Exculpation		80
	10.2	Brokers and Financial Advisors		82
	10.3	Retention of Servicer		82
	10.4	Survival		83
	10.5	Lender’s Discretion		83

10.6	Governing Law	83
10.7	Modification, Waiver in Writing	84
10.8	Trial by Jury	84
10.9	Headings/Exhibits	85
10.10	Severability	85
10.11	Preferences	85
10.12	Waiver of Notice	85
10.13	Remedies of Borrower	85
10.14	Prior Agreements	85
10.15	Offsets, Counterclaims and Defenses	86
10.16	Publicity	86
10.17	No Usury	86
10.18	Conflict; Construction of Documents	87
10.19	No Third Party Beneficiaries	87
10.20	Yield Maintenance Premium	87
10.21	Assignment	87
10.22	Future Funding Obligations	88
10.23	Certain Additional Rights of Lender	88
10.24	Set-Off	89
10.25	Counterparts	89

Schedule 1	Required Repairs
Schedule 2	Exceptions to Representations and Warranties
Schedule 3	Rent Roll
Schedule 4	Organization of Borrower
Schedule 5	Definition of Special Purpose Bankruptcy Remote Entity
Schedule 6	Form of Request for Advance
Schedule 7	Approved Capital Budget

v

LOAN AGREEMENT

LOAN AGREEMENT dated as of March 2, 2005 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between TPG OAK HILL/WALNUT HILL, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, “Lender”).

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 Specific Definitions. The following terms have the meanings set forth below:

Advance: any portion of the Floating Rate Principal (other than the Initial Floating Rate Loan Advance) advanced by Lender to Borrower, which Advances shall consist of Capital Expenditure Advances and Leasing Advances.

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Approved Capital Expenses: Capital Expenses incurred by Borrower, which Capital Expenses shall either be (i) included in the Approved Capital Budget for the current calendar year or (ii) approved by Lender in its reasonable discretion. The Capital Expenses set forth in the Capital Budget delivered to, and approved by, Lender prior to the date hereof (which Capital Budget is attached hereto as Schedule 7) shall also constitute Approved Capital Expenses hereunder. In addition, an additional $300,000 of Capital Expenses shall be deemed Approved Capital Expenses hereunder, provided such amounts are applied towards Capital Expenses incurred by Borrower which are generally consistent with the line items set forth in the Capital Budget delivered to, and approved by, Lender prior to the date hereof.

Approved Leasing Expenses: actual out-of-pocket expenses incurred by Borrower and payable to third parties in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

Approved Mezzanine Loan: from and after the thirty-sixth (36th) Payment Date hereunder (or (x) if the proceeds of the Approved Mezzanine Loan are used to fully prepay the Floating Rate Loan, at any time during the Term or (y) if the Floating Rate Loan has otherwise been fully repaid), a loan from an Approved Mezzanine Loan Lender to Approved Mezzanine Loan Borrower which Approved Mezzanine Loan: (i) will be in an amount that when added to the Loan (assuming the Floating Rate Loan has been fully funded) will result in a combined loan to “as is” appraised value (based on an appraisal commissioned by Lender and otherwise reasonably acceptable to Lender) of the Property of no more than eighty percent (80%) and is otherwise on terms and conditions reasonably acceptable to Lender and evidenced by loan documents which have been approved by Lender, (ii) is secured only by a pledge of all or a portion of the limited liability company interests in Borrower or any other collateral not mortgaged or pledged to Lender under the Loan, (iii) creates no obligations or liabilities on the part of Borrower and results in no Liens on any portion of the Property, (iv) has a term expiring on the Stated Maturity Date, (v) the Approved Mezzanine Lender shall enter into an intercreditor agreement with Lender in form and substance reasonably acceptable to Lender and the applicable Rating Agencies (the “Intercreditor Agreement”), which Intercreditor Agreement shall, among other things, restrict the ability of such Approved Mezzanine Loan Lender to transfer the Approved Mezzanine Loan or the pledged limited liability company interests to another Person without first obtaining the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, and after a Secondary Market Transaction, a Rating Comfort Letter, and (vi) if the Approved Mezzanine Loan is entered into after a Secondary Market Transaction, no such Approved Mezzanine Loan shall be permitted which would result in a downgrade, qualification or withdrawal of any of the ratings of any of the Securities issued in such Secondary Market Transaction.

Approved Mezzanine Loan Borrower: the borrower under the Approved Mezzanine Loan, which shall be the holder or holders of all or a portion of the direct and indirect ownership interests in Borrower.

Approved Mezzanine Loan Documents: all documents, agreements or instruments evidencing, securing or delivered to and approved by Lender in connection with the Approved Mezzanine Loan, as the same may be modified, amended and restated in accordance with the terms and conditions of the Intercreditor Agreement.

Approved Mezzanine Loan Lender: any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $250,000,000, (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (iii) has been reasonably approved by Lender and the Rating Agencies.

Approved Mezzanine Loan Liens: the Liens in favor of the holder of the Approved Mezzanine Loan created pursuant to the Approved Mezzanine Loan Documents.

Approved Operating Expenses: operating expenses incurred by Borrower which (i) are included in the Approved Operating Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property or (iii) have been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

Available Cash: as of each Payment Date during the continuance of a Cash Trap Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vii) of Section 3.11(a) hereof.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York, Philadelphia, Pennsylvania or Los Angeles, California are authorized or required to close.

Calculation Date: the last day of each calendar quarter during the Term.

CalSTRS: California State Teachers’ Retirement System, a public entity.

Capital Expenditure Advance: an Advance of Floating Rate Principal made by Lender to Borrower pursuant to Section 2.9.1 hereof, to cover Approved Capital Expenses at the Property.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Trap Period: shall commence, if, (i) a Default or Event of Default has occurred and is continuing, and shall end if such Default or Event of Default has been cured and no other Default or Event of Default has occurred and is continuing or (ii) as of any Calculation Date, the Property fails to achieve the Minimum DSCR Requirement (a “DSCR Cash Trap Period”), and shall end upon Lender’s determination that the Property has achieved the Minimum DSCR Requirement for two (2) consecutive Calculation Dates.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Control: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium, all Exit Fees and all other sums due to Lender in respect of the Loan or under any Loan Document.

Debt Service: with respect to any particular period, the greater of (i) scheduled interest payments due under the Notes in such period or (ii) the product of (A) the aggregate outstanding Fixed Rate Principal and Floating Rate Principal as of the end of such period multiplied by (B) 7.50%.

Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the trailing twelve (12)-month period ending with the most recently completed calendar month to (ii) the Debt Service with respect to such period.

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the applicable Interest Rate, compounded monthly.

Defeasance Collateral: U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Fixed Rate Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

Deposit Bank: Wachovia Bank, National Association, or such other bank or depository selected by Lender in its discretion.

Eligible Account: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Exit Fee: with respect to any repayment or prepayment of the Floating Rate Principal, an amount equal to one percent (1%) of the amount of the Floating Rate Principal being repaid or prepaid; provided, however, if (i) the Floating Rate Loan is repaid with the proceeds of a mortgage loan from Greenwich Capital Financial Products, Inc. (or any Affiliate thereof or syndicate including Greenwich Capital Financial Products, Inc. or any such Affiliate)

or (ii) the Floating Rate Loan is repaid in connection with a bona fide third-party sale of the Property pursuant to an arms’ length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of any Borrower and/or Guarantor has any beneficial interest, the Exit Fee that would otherwise be payable with respect to such repayment shall be waived, provided that Greenwich Capital Financial Products, Inc. shall have no obligation to offer to provide such financing.

Fixed Rate Loan: the loan being made on the date hereof from Lender to Borrower in the original principal amount of $35,300,000 (the “Fixed Rate Principal”), which Fixed Rate Loan is evidenced by the Fixed Rate Note.

Fixed Rate Loan Interest Rate: a rate of interest equal to 5.31% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Fixed Rate Note: that certain Promissory Note (Fixed Rate) dated the date hereof in the stated principal amount of $35,300,000 executed by Borrower and payable to the order of Lender in evidence of the Fixed Rate Loan.

Floating Rate Loan: the loan (or any portion thereof) made by Lender to Borrower pursuant to Section 2.1 hereof and Section 2.9 hereof in the maximum amount of up to $13,400,000 (the “Floating Rate Principal”), which Floating Rate Loan is evidenced by the Floating Rate Note.

Floating Rate Loan Interest Rate: for any Interest Period, 3.25% plus the greater of LIBOR for such Interest Period and 2.25% (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Floating Rate Note: that certain Promissory Note (Floating Rate) dated the date hereof in the maximum principal amount of up to $13,400,000 executed by Borrower and payable to the order of Lender in evidence of the Floating Rate Loan.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Guarantor: TPG/CalSTRS, LLC, a Delaware limited liability company.

Initial Floating Rate Loan Advance: the advance of a portion of the Floating Rate Loan being made on the date hereof in the amount of $2,200,000.

Interest Period: (i) the period from the date hereof through the first day thereafter that is the 5th day of a calendar month and (ii) each period thereafter from the 6th day of each calendar month through the 5th day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the

Payment Date to a New Payment Date in accordance with Section 2.2.5 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

Interest Rate: (i) the Fixed Rate Loan Interest Rate, with respect to the Fixed Rate Loan and (ii) the Floating Rate Loan Interest Rate, with respect to the Floating Rate Loan.

Leases: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Leasing Advance: an Advance of Floating Rate Principal made by Lender to Borrower pursuant to Section 2.9.3 hereof which shall be used by Borrower only to pay Approved Leasing Expenses at the Property.

Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

LIBOR: with respect to any Interest Period, a floating interest rate per annum (rounded upwards to the next 1/100 of 1%) equal to the rate for U.S. dollar deposits with one month maturities which appears on Telerate Page 3750 as of 11:00 am, London time on the related Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, “LIBOR” shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the maximum amount of the Floating Rate Loan, and with one month maturities, are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc by leading banks in the Eurodollar market at 11:00 a.m., London time. “Telerate Page 3750” means the display designated as “Page 3750” on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association interest settlement rates for U.S.

Dollar deposits). Any LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such Service. For purposes hereof, (i) “Determination Date” shall mean, with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the commencement of such Interest Period; and (ii) “Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions.

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan: collectively, the Fixed Rate Loan and the Floating Rate Loan.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Notes, (ii) the Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower in favor of Lender which covers the Property (the “Mortgage”), (iii) (A) with respect to the Floating Rate Loan only, the Subordinate Mortgage, Assignment of Leases and Rents and Security Agreement made by TPG Valley Square, LLC, an Affiliate of Borrower, in favor of Lender which covers the property owned by TPG Valley Square, LLC and (B) the Subordinate Mortgage, Assignment of Leases and Rents and Security Agreement made by TPG Four Falls, LLC, an Affiliate of Borrower, in favor of Lender which covers the properties owned by TPG Four Falls, LLC (collectively, the “Subordinate Mortgages”), (iv) Assignment of Leases and Rents from Borrower to Lender, (v) Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (vi) the Clearing Account Agreement (the “Clearing Account Agreement”) among Borrower, Lender, Manager and Clearing Bank, (vii) the Deposit Account Agreement (the “Deposit Account Agreement”) among Borrower, Lender, Manager and the Deposit Bank, (viii) the Guaranty of Recourse Obligations made by Guarantor, (ix) with respect to the Floating Rate Loan only, (A) the Guaranty of Payment made by TPG Valley Square, LLC and (B) the Guaranty of Payment made by TPG Four Falls, LLC (collectively, the “Payment Guarantees”) and (x) with respect to the Floating Rate Loan only, the Assignment of Floating Rate Loan Interest Rate Protection Agreement from Borrower to Lender; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.1.8 hereof).

Management Agreement: the management agreement between Borrower and Manager, pursuant to which Manager is to manage the Property, as same may be amended,

restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

Manager: Thomas Properties Group, L.P., a Maryland limited partnership, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12 hereof.

Material Alteration: any alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.

Material Lease: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) cover more than 20,000 square feet of the Improvements or (ii) have a gross annual rent of more than eight percent (8%) of the total annual Rents or (iii) demise at least one (1) full floor of the Improvements.

Maturity Date: the date on which the final payment of Principal of the Notes becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

Minimum DSCR Requirement: (i) during the period from the date hereof through and including the thirty-sixth (36th) Payment Date, a Debt Service Coverage Ratio of at least 1.00:1.00 and (ii) during the period after the thirty-sixth (36th) Payment Date, a Debt Service Coverage Ratio of at least 1.10:1.00.

Minor Lease: any Lease that is not a Material Lease.

Net Operating Income: for any period, the actual net operating income of the Property determined on a cash basis of accounting, after deducting therefrom deposits to (but not withdrawals from) any reserves required under this Agreement, and without giving credit for non-recurring extraordinary items of income.

Note or Notes: individually or collectively, the Fixed Rate Note and/or the Floating Rate Note, in each case to the extent applicable and as the context may require.

Officer’s Certificate: a certificate delivered to Lender by Borrower which is signed by a senior executive officer of Borrower.

OP: Thomas Properties Group, L.P., a Maryland limited partnership.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Outside Leasing Advance Date: March 1, 2006, provided that Lender, in its sole and absolute discretion, shall have the right to extend such date for up to two (2) additional 364-day periods, by giving at least five (5) days written notice of any such exercised extension of the Outside Leasing Advance Date to Borrower.

Payment Date: the 6th day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.5 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter). The first Payment Date hereunder shall be April 6, 2005.

Permitted Encumbrances: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s reasonable discretion and (vi) any Approved Mezzanine Loan Liens.

Permitted Transfers:

(i) a Lease entered into in accordance with the Loan Documents;

(ii) a Permitted Encumbrance;

(iii) a Transfer and Assumption;

(iv) a Transfer of the Property in connection with a Condemnation;

(v) provided that no Default or Event of Default shall then exist, a Transfer of a direct or indirect interest in Sole Member provided that (A) such Transfer shall not (x) cause the transferee (other than TPG, the REIT, CalSTRS or an Approved Mezzanine Lender), together with its Affiliates, to acquire Control of Borrower or Sole Member or to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%) or (y) result in Borrower or Sole Member no longer being Controlled by TPG, the REIT (or an Approved Mezzanine Lender), (B) after giving effect to such Transfer, TPG, the REIT (or an Approved Mezzanine Lender) shall (1) continue to Control Borrower (in the sense of clause (ii) of the defined term “Control”) and (2) own at least fifteen percent (15%) of all equity interests (direct or indirect) in Borrower, (C) if such Transfer would cause the transferee (other than CalSTRS) to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds twenty percent (20%), Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender’s satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender, (D) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, and (E) the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; or

(vi) provided that no Event of Default shall then exist, a Transfer of interests in TPG in connection with the conversion of TPG into a real estate investment trust; provided that (A) after giving affect thereto, the REIT continues to (1) Control Borrower (in the sense of clause (ii) of the defined term “Control”) and (2) own at least fifteen percent (15%) of all equity interests (direct or indirect) in Borrower, (B) such Transfer shall not result in a change of the day to day management and operations of the Property, and (C) Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer at least 30 days prior to the date of such Transfer.

(vii) (A) the issuance of any securities, options, warrants or other interests in the REIT or any entity owning an interest in the REIT, (B) the sale or pledge of stock in the REIT, provided such stock is listed on the New York Stock Exchange or such other nationally recognized stock exchange, (C) the merger or consolidation of the REIT or (D) the merger or consolidation of the OP, provided that in the case of each of (C) and (D) above, the surviving entity shall be the REIT and/or the OP, as applicable, and after giving effect to such merger or consolidation, the surviving entity (the REIT or the OP, as applicable) shall continue to own not less than fifteen percent (15%) of all equity interests (direct or indirect) in Borrower and, in the case of each of (A), (B), (C) and (D) above, the REIT shall continue to Control (in the sense of clause (ii) of the defined term “Control”) Borrower and the day to day operations of the Property.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

Principal: collectively, the Fixed Rate Principal (or any specified portion thereof) and the Floating Rate Principal (or any specified portion thereof).

Property: the parcels of real property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Mortgaged Property. The Property is located in Upper Merion Township, Montgomery County, Pennsylvania.

Rating Agency: each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

Rating Comfort Letter: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

REIT: the resulting real estate investment trust from and after the conversion of TPG into a real estate investment trust pursuant to clause (vi) of the definition of “Permitted Transfer” above.

Release Date: the earlier to occur of (i) the thirty-sixth (36th) Payment Date of the Term and (ii) the date that is two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the final Secondary Market Transaction involving the Fixed Rate Loan.

REMIC Trust: a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Fixed Rate Note.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Scheduled Defeasance Payments: the Fixed Rate Loan Interest Payments (as defined in Section 2.2.1 below) required under the Fixed Rate Note for all Payment Dates occurring after the Defeasance Date (and the outstanding Fixed Rate Principal balance on the Fixed Rate Note as of the Stated Maturity Date).

Security Agreement: a security agreement in form and substance that would be satisfactory to Lender (in Lender’s sole but good faith discretion) pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

Servicer: a servicer selected by Lender to service the Loan (or any portion thereof), including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Sole Member: TPG/CalSTRS, LLC, a Delaware limited liability company, the sole member of Borrower.

State: the state in which the Property is located.

Stated Maturity Date: March 6, 2010, as such date may be changed in accordance with Section 2.2.5 hereof.

Survey: collectively, the ALTA/ACSM Land Title Surveys by Barton & Martin Engineers, a division of Vollmer Associates LLP, each dated 1/27/2005 and each revised 2/25/2005 for (i) Oak Hill Plaza, and (ii) Walnut Hill Plaza (Project No. 2000463215).

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

TPG: Thomas Properties Group, Inc., a Delaware corporation.

Transfer: (i) any sale, conveyance, transfer, Lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in Borrower (including any profit interest), or (z) any direct or indirect interest in Sole Member or (ii) any change of Control of Borrower or Sole Member. For purposes hereof, (i) a Transfer of an interest in Borrower or Sole Member shall be deemed to include (A) if Borrower or Sole Member or controlling shareholder of Borrower or Sole Member is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (B) if Borrower, Sole Member or controlling shareholder of Borrower or Sole Member is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member and (ii) a change of Control of Borrower or Sole Member shall be deemed to have occurred if (A) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower (or Sole Member) to take some action or to prevent, restrict or impede Borrower (or Sole Member) from taking some action which, in either case, Borrower (or Sole Member) could take or could refrain from taking were it not for the rights of such individuals or (B) the individual or entity or group of individuals or entities that Control Borrower (and Sole Member) as described in clause (A) ever cease to own at least fifteen percent (15%) of all equity interests (direct or indirect) in Borrower (and Sole Member).

UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

U.S. Obligations: obligations that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and, to the extent acceptable to the applicable Rating Agencies, other non-callable government securities satisfying the REMIC Provisions (hereinafter defined), in each case to the extent such obligations are not subject to prepayment, call or early redemption. As used herein, “REMIC Provisions” mean provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

Yield Maintenance Premium: with respect to the Fixed Rate Loan, an amount which, when added to the outstanding Principal of the Fixed Rate Loan, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under the Fixed Rate Note through the Stated Maturity Date and (b) in amounts equal to the Fixed Rate Loan Interest Payments required under this Agreement and the Fixed Rate Note through the Stated Maturity Date together with the outstanding principal balance of the Fixed Rate Note as of the Stated Maturity Date assuming all such Fixed Rate Loan Interest Payments are made (including any servicing costs associated therewith); In no event shall the Yield Maintenance Premium be less than zero.

1.2 Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

“Acceptable Counterparty” - 2.6.1

“Act” - Schedule 5

“Annual Budget” - 6.3.6

“Applicable Taxes” - 2.2.3

“Approved Annual Budget” - 6.3.6

“Approved Capital Budget” - 6.3.6

“Approved Operating Budget” - 6.3.6

“Award” - 7.3.2

“Bankruptcy Proceeding” - 4.7

“Borrower’s Optional Final Leasing Advance” - 2.9.5

“Borrower’s Recourse Liabilities” - 10.1

“Broker” - 10.2

“Capital Expenditure Advance Shortfall” – 2.9.2

“Capital Reserve Subaccount” - 3.4

“Cap Recovery Costs” - 2.6.2

“Cash Collateral Subaccount” - 3.9

“Cash Management Accounts” - 3.10

“Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2

“Casualty/Condemnation Subaccount” - 3.7

“C.H. Robinson TI Deposit” - 3.5

“Clearing Account” - 3.1

“Clearing Account Agreement” - 1.1 (Definition of Loan Documents)

“Clearing Bank” - 3.1

“Condemnation” - 7.3.1

“Consumer Price Index” - 7.1.1

“Defeasance Collateral Account” - 2.3.3

“Defeasance Event” - 2.3.3

“Defeasance Date” - 2.3.3

“Deposit Account” - 3.1

“Deposit Account Agreement” - 1.1 (Definition of Loan Documents)

“Determination Date” - 1.1 (Definition of LIBOR)

“Disclosure Document” - 9.1.2

“DSCR Cash Trap Period” - 1.1 (Definition of Cash Trap Period).

“Easements” - 4.14

“Endorsement” - 5.26

“Environmental Laws” - 4.21

“Equipment” - Mortgage

“Eurodollar Business Day” - 1.1 (Definition of LIBOR)

“Event of Default” - 8.1

“Exchange Act” - 9.1.2

“Fitch” - 1.1 (Definition of Rating Agency)

“Fixed Rate Loan Interest Payment” - 2.2.1

“Fixed Rate Loan Permitted Prepayment Date” - 2.3.4

“Fixed Rate Principal” - 1.1 (Definition of Fixed Rate Loan)

“Floating Rate Loan Interest Payment” - 2.2.1

“Floating Rate Loan Interest Rate Protection Agreement” - 2.6.1

“Floating Rate Principal” - 1.1 (Definition of Floating Rate Loan)

“Future Funding Obligations” - 10.22

“GCM Group” - 9.1.3

“Government Lists” - 5.31

“Hartford Insurance TI Deposit” - 3.5

“Hazardous Substances” - 4.21

“Holder” - 10.22

“Improvements” - Mortgage

“Indemnified Liabilities” - 5.30

“Indemnified Party” - 5.30

“Independent Director” - Schedule 5

“Initial CapEx Deposit” – 3.4

“Insurance Premiums” - 7.1.2

“Insured Casualty” - 7.2.2

“Intercreditor Agreement” - 1.1 (Definition of Approved Mezzanine Loan)

“Issuer” - 9.1.3

“Late Payment Charge” - 2.5.3

“Leasing Advance First Year Funding Shortfall” – 2.9.4

“Leasing Advance First Year Minimum Funding Threshold” – 2.9.4

“Leasing Advance Funding Shortfall” – 2.9.4

“Leasing Advance Second Year Funding Shortfall” – 2.9.4

“Leasing Advance Second Year Minimum Funding Threshold” – 2.9.4

“Leasing Advance Third Year Funding Shortfall” – 2.9.4

“Leasing Advance Third Year Minimum Funding Threshold” – 2.9.4

“Lender’s Consultant” - 5.8.1

“Lereta TI Deposit” - 3.5

“Liabilities” - 9.1.3

“Licenses” - 4.11

“Maximum Capital Expenditure Floating Rate Principal” - 2.9.1

“Maximum Leasing Advance Floating Rate Principal” - 2.9.3

“Monthly CapEx Funds” - 3.4

“Monthly Rollover Funds” - 3.5

“Moody’s” - 1.1 (Definition of Rating Agency)

“Mortgage” - 1.1 (Definition of Loan Documents)

“New Payment Date” -

“Notice” - 6.1

“Notional Amount” - 2.6.1

“OFAC” - 5.31

“Operating Expense Subaccount” - 3.6

“Patriot Act” - 5.31

“Patriot Act Offense” - 5.31

“Payment Guarantees” - 1.1 (Definition of Loan Documents)

“Peopleshare TI Deposit” - 3.5

“Permitted Indebtedness” - 5.22

“Permitted Investments” - Deposit Account Agreement

“Policies” - 7.1.2

“Proceeds” - 7.2.2

“Proposed Borrowing” - Schedule 6

“Proposed Material Lease” - 5.10.2

“Provided Information” - 9.1.1

“Qualified Carrier” - 7.1.1

“Registration Statement” - 9.1.3

“Remedial Work” - 5.7.2

“REMIC Provisions” - 1.1 (Definition of U.S. Obligations)

“Rent Roll” - 4.16

“Required Records” - 6.3.6

“Required Repairs” - 3.2.1

“Required Repairs Subaccount” - 3.2.2

“Restoration” - 7.4.1

“Rollover Reserve Subaccount” - 3.5

“S&P” - 1.1 (Definition of Rating Agency)

“Secondary Market Transaction” - 9.1.1

“Securities” - 9.1.1

“Securities Act” - 9.1.2

“Securitization” - 9.1.1

“Security Deposit Account” - 3.8

“Security Deposit Subaccount” - 3.8

“Significant Casualty” - 7.2.2

“Single Member Bankruptcy Remote LLC” - Schedule 5

“Special Member” - Schedule 5

“Special Purpose Bankruptcy Remote Entity” - 5.13

“Springing Recourse Event” - 10.1

“Subaccounts” - 3.1

“Subordinate Mortgages” - 1.1 (Definition of Loan Documents)

“Successor Borrower” - 2.3.3

“Tax and Insurance Subaccount” - 3.3

“Terrorism Premium Cap” - 7.1.1

“Toxic Mold” - 4.21

“Transfer and Assumption” - 5.26

“Transferee Borrower” - 5.26

“Underwriter Group” - 9.1.3

“Underwriters” - 9.1.3

1.3 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.	GENERAL LOAN TERMS

2.1 The Loan. Lender is making the Fixed Rate Loan to Borrower on the date hereof, in the original principal amount of $35,300,000. Lender is also making the Initial Floating Rate Loan Advance to Borrower on the date hereof, in the principal amount of $2,200,000. Subject to and upon the terms and conditions of this Agreement, Lender agrees to make additional advances of the Floating Rate Loan to Borrower in a maximum principal amount of up to $11,200,000, which Floating Rate Loan shall be made in a series of Advances and shall consist of (i) Capital Expenditure Advances and (ii) Leasing Advances, each as more particularly described in Section 2.9 hereof. Lender’s obligation to make any Advance after the date hereof is subject to the applicable terms, conditions and limitations set forth in this Agreement. No amount repaid in respect of the Loan (or any portion thereof) may be reborrowed. The Fixed Rate Loan and the Floating Rate Loan shall each mature on the Stated Maturity Date. Borrower acknowledges receipt of the Fixed Rate Loan, the proceeds of which are being and shall be used to (i) acquire the Property, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Borrower also acknowledges receipt of the Initial Floating Rate Loan Advance, a portion of which Initial Floating Rate Loan Advance in an amount equal to $1,600,000 shall be used to fund the Required Repairs Subaccount as more specifically set forth in Section 3.2 hereof and a portion of which Initial Floating Rate Loan Advance in an amount equal to $600,000 shall be used to fund the Capital Reserve Subaccount as more specifically set forth in Section 3.4 hereof. Any excess proceeds may be used for any lawful purpose.

2.2 Interest; Monthly Payments.

2.2.1 Generally. From and after the date hereof, interest on the unpaid Fixed Rate Principal shall accrue at the Fixed Rate Loan Interest Rate and be payable as hereinafter provided, and interest on the unpaid Floating Rate Principal shall accrue at the Floating Rate Loan Interest Rate and be payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Fixed Rate Principal at the Fixed Rate Loan Interest Rate from the date hereof through and including March 5, 2005. On April 6, 2005 and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay (i) interest on the unpaid Fixed Rate Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date (the “Fixed Rate Loan Interest Payment”). On April 6, 2005 and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Floating Rate Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date (the “Floating Rate Loan Interest Payment”). All accrued and unpaid interest shall be due and payable at the applicable Interest Rate on the Maturity Date. If the Loan (or any portion thereof) is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2 Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

2.2.4 Breakage Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Floating Rate Loan or any part thereof as a consequence of (i) any payment or prepayment of the Floating Rate Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Floating Rate Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error.

2.2.5 New Payment Date. Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date for the Fixed Rate Loan and/or the Floating Rate Loan to a date other than the sixth day of each month (a “New Payment Date”), on thirty (30) days’ written notice to Borrower; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly interest payments for the Fixed Rate Loan and/or the Floating Rate Loan (as applicable), except that the first payment of interest on the Fixed Rate Loan and/or the Floating Rate Loan (as applicable) payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the Fixed Rate Loan and/or Floating Rate Loan (as applicable) for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall extend the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.3 Loan Repayment.

2.3.1 Repayment. Borrower shall repay the entire outstanding principal balance of each Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrower shall have no right to prepay or defease all or any portion of the Fixed Rate Principal except in accordance with Section 2.3.2 below, Section 2.3.3 below, Section 2.3.4(a) below and Section 2.4 below. Borrower shall have no right to prepay all or any portion of the Floating Rate Principal except in accordance with Section 2.3.2 below and Section 2.3.4(b) below. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Fixed Rate Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Fixed Rate Loan Interest Rate; Second, to the Fixed Rate Principal; and Third, to and any other amounts then due and owing under the Loan Documents with respect to the Fixed Rate Loan. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Floating Rate Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Floating Rate Loan Interest Rate; Second, to the Floating Rate Principal; and Third, to the Exit Fee and any other amounts then due and owing under the Loan Documents with respect to the Floating Rate Loan. If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then

Lender shall be entitled to receive, in addition to the unpaid Fixed Rate Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium applicable to the portion of Principal so accelerated constituting the Fixed Rate Principal. If prior to the Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Floating Rate Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Exit Fee applicable to the portion of Principal so accelerated constituting the Floating Rate Principal. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner (including as between the Fixed Rate Loan and the Floating Rate Loan) as Lender shall elect in Lender’s sole and absolute discretion.

2.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2 hereof. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest; Second, to Principal; and Third, to and any other amounts then due and owing under the Loan Documents, but, as between the Fixed Rate Loan and the Floating Rate Loan, as Lender shall elect in Lender’s sole and absolute discretion. If such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Yield Maintenance Premium, but, in the case of any prepayment that Lender elects to apply to the Floating Rate Loan, such prepayment shall be subject to the payment of the Exit Fee. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Notes or this Agreement, or change the amounts of such installments.

2.3.3 Defeasance of Fixed Rate Loan

(a) Conditions to Defeasance. Provided no Event of Default shall be continuing, Borrower shall have the right on any Payment Date after the Release Date and prior to the Fixed Rate Loan Permitted Prepayment Date to voluntarily defease the entire amount of the Fixed Rate Principal and, if the Floating Rate Loan has been paid in full, to obtain a release of the Lien of the Mortgage by providing Lender with the Defeasance Collateral (a “Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(i) Borrower shall give Lender not less than thirty (30) days prior written notice specifying a Payment Date (the “Defeasance Date”) on which the Defeasance Event is to occur.

(ii) Borrower shall pay to Lender (A) all payments of Fixed Rate Principal and interest due on the Fixed Rate Loan to and including the Defeasance Date and (B) all other sums, then due under the Notes, this Agreement and the other Loan Documents;

(iii) Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3;

(iv) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(v) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (ii) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.3.3, (iii) the Defeasance Event will not result in a significant modification and will not be an exchange of the Fixed Rate Note for purposes of Section 1001 of the Code and the Treasury Regulations thereunder, (iv) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute a voidable preference under Section 547 of the Bankruptcy Code or applicable state law and (v) a non-consolidation opinion with respect to the Successor Borrower;

(vi) Borrower shall deliver to Lender and the Rating Agencies a Rating Comfort Letter as to the Defeasance Event;

(vii) Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

(viii) Borrower shall deliver a certificate of a “big four” or other nationally recognized public accounting firm acceptable to Lender certifying that (i) the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments, (ii) the revenue from the Defeasance Collateral will be applied within four (4) months of receipt towards payments of Debt Service on the Fixed Rate Loan, (iii) the securities that comprise the Defeasance Collateral are not subject to prepayment, call or early redemption and (iv) the interest income to Borrower (or the Successor Borrower, if applicable) from the Defeasance Collateral will not in any tax year exceed the interest expense associated with the defeased Fixed Rate Loan;

(ix) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request;

(x) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses and Rating Agency fees and expenses, and

(xi) Borrower shall have repaid the Floating Rate Loan in full.

(b) Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Fixed Rate Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Fixed Rate Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Fixed Rate Loan. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

(c) Successor Borrower. In connection with a Defeasance Event under this Section 2.3.3, Borrower shall, if required by the Rating Agencies or if Borrower elects to do so, establish or designate a successor entity (the “Successor Borrower”) which shall be a Single Purpose Bankruptcy Remote Entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Defeased Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Fixed Rate Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Fixed Rate Note and the Security Agreement. Borrower shall pay all reasonable costs and expenses reasonably incurred by Lender, including Lender’s reasonable attorney’s fees and expenses, reasonably incurred in connection therewith.

2.3.4 Optional Prepayments.

(a) Fixed Rate Loan. From and after the second Payment Date prior to the Stated Maturity Date (the “Fixed Rate Loan Permitted Prepayment Date”), Borrower shall have the right to prepay the Fixed Rate Loan in whole (but not in part), provided that Borrower gives Lender at least fifteen (15) days’ prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrower shall also pay interest that would have accrued on such prepaid Fixed Rate Principal to, but not including, the next Payment Date. Any such prepayment of the Fixed Rate Loan shall be made without payment of the Yield Maintenance Premium applicable to the Fixed Rate Loan.

(b) Floating Rate Loan. Borrower shall have the right to prepay all or any portion of the Floating Rate Principal on any Payment Date provided that Borrower gives Lender at least fifteen (15) days prior written notice thereof and such prepayment is accompanied by the Exit Fee (if any) applicable thereto. If any such prepayment is not made on a Payment Date,

Borrower shall also pay interest that would have accrued on such prepaid Floating Rate Principal to but not including the next Payment Date.

2.4 Releases.

2.4.1 Release on Defeasance. If Borrower has elected to defease the Fixed Rate Note and the requirements of Section 2.3.3 above and this Section 2.4 have been satisfied and the Floating Rate Loan has been repaid in full, the Property shall be released from the Lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Fixed Rate Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees.

2.4.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrower, assign to Borrower’s designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Lien of the Loan Documents if not theretofore released.

2.4.3 Release of Payment Guarantees/Subordinate Mortgages. The Payment Guarantees and the Liens of the Subordinate Mortgages shall be released in accordance with the terms and provisions set forth in the Payment Guarantees.

2.5 Payments and Computations.

2.5.1 Making of Payments. Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 3:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2 Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3 Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due (other than the balloon payment of Principal due on the Maturity Date or acceleration of the Loan), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. Provided no Event of Default is then continuing, no Late Payment Charge shall apply if adequate funds are available in the Deposit Account for any such Principal, interest or other sums due under any Loan Document and the Deposit Bank fails to allocate such funds in accordance with the Loan Documents.

2.6 Floating Rate Loan Interest Rate Protection Agreements.

2.6.1 Floating Rate Loan Interest Rate Protection Agreement. As of the date hereof, Borrower has entered into (or is simultaneously entering into), made (or will make) all payments required under, and satisfied (or will simultaneously satisfy) all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension, amendment or modification thereof or (ii) any other interest rate protection agreement entered into pursuant to this Section 2.6 hereof or Section 2.9 hereof, being referred to herein as the “Floating Rate Loan Interest Rate Protection Agreement”):

(1) The Floating Rate Loan Interest Rate Protection Agreement is with a financial institution having a long term, unsecured and unsubordinated debt rating of at least “AA-” by S&P and “Aa3” by Moody’s (an “Acceptable Counterparty”); has a term ending no earlier than the March 1, 2006; is an interest rate cap in respect of a notional amount not less than the Initial Floating Rate Loan Advance (the notional amount of the Floating Rate Loan Interest Rate Protection Agreement at any time during the Term, as the same may be increased pursuant to Section 2.9 hereof, the “Notional Amount”) that shall have the effect of capping LIBOR at 4.50% per annum; and provides that the only obligation of Borrower thereunder is the making of a single payment upon the execution and delivery thereof.

(2) Borrower’s interest in such Floating Rate Loan Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Floating Rate Loan Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty’s agreement to pay directly into the Deposit Account all sums payable by such counterparty pursuant to the Floating Rate Loan Interest Rate Protection Agreement and shall otherwise be satisfactory to Lender in form and substance.

(3) In connection with a Floating Rate Loan Interest Rate Protection Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (in-house or independent) for the issuer of the Floating Rate Loan Interest Rate Protection Agreement (upon which Lender and its successors and assigns may rely) which shall provide in relevant part, that: (a) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Floating Rate Loan Interest Rate Protection Agreement; (b) the execution and delivery of the Floating Rate Loan Interest Rate Protection

Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (c) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Floating Rate Loan Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and (d) the Floating Rate Loan Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(4) In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Floating Rate Loan Interest Rate Protection Agreement below “AA-” by S&P and “Aa3” by Moody’s, Borrower shall replace the Floating Rate Loan Interest Rate Protection Agreement with a replacement Floating Rate Loan Interest Rate Protection Agreement from an Acceptable Counterparty (with terms identical to the Floating Rate Loan Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion and the Rating Agencies) not later than thirty (30) days following receipt of notice from Lender or the Servicer of such downgrade, withdrawal or qualification.

2.6.2 New Floating Rate Loan Interest Rate Protection Agreement. (a) Borrower hereby covenants and agrees that its shall, on or before each of March 1, 2006, March 1, 2007, March 1, 2008 and March 1, 2009, (1) have obtained a new Floating Rate Loan Interest Rate Protection Agreement which has a term ending no earlier than one (1) year from the date of such new Floating Rate Loan Interest Rate Protection Agreement’s effectiveness and which satisfies each of the other terms and conditions set forth in Section 2.6.1 above and in a Notional Amount equal to the then outstanding principal balance of the Floating Rate Loan and (2) shall have delivered to Lender an Assignment of Floating Rate Loan Interest Rate Protection Agreement on Lender’s then standard form with respect to such new Floating Rate Loan Interest Rate Protection Agreement. If Borrower fails to timely comply with the provisions of this Section 2.6.2, Lender shall have the right to obtain and pay for the issuance of a new Floating Rate Loan Interest Rate Protection Agreement that satisfies the provisions of Section 2.6.1 above and this Section 2.6.2. Upon Lender’s demand therefor, Borrower shall pay to Lender an amount equal to all fees, costs and expenses incurred by Lender (including reasonable attorneys’ fees) (or anticipated to be incurred by Lender) (the “Cap Recovery Costs”) (together with interest thereon at the Default Rate) in connection with the issuance of a Floating Rate Loan Interest Rate Protection Agreement that satisfies the requirements of Section 2.6.1 above and this Section 2.6.2.

2.6.3 Execution of Documents. Borrower shall promptly execute and deliver to the counterparty of the Floating Rate Loan Interest Rate Protection Agreement such confirmations and agreements as may be reasonably requested by such counterparty in connection with such Floating Rate Loan Interest Rate Protection Agreement.

2.6.4 No Obligation of Lender. Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any Floating Rate Loan Interest Rate Protection Agreement (including any duty to provide or arrange any Floating Rate Loan Interest Rate Protection Agreement, to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any Floating Rate Loan Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Floating Rate Loan Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Floating Rate Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

2.6.5 Receipts from Floating Rate Loan Interest Rate Protection Agreements. All payments made by the counterparty to the Floating Rate Loan Interest Rate Protection Agreement shall be deposited into the Deposit Account and applied in the same manner as Rents are applied under Section 3.11 hereof.

2.7 Fees.

2.7.1 Exit Fee. Upon any repayment or prepayment of the Floating Rate Principal (including without limitation, as a result of the acceleration of the Floating Rate Loan), Borrower shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto. All Exit Fees hereunder are a condition to, and shall be deemed to be part of the consideration for, Lender entering into the Loan. Notwithstanding the foregoing, (i) to the extent that the Floating Rate Loan is repaid with the proceeds of a loan from Greenwich Capital Financial Products, Inc. (or any Affiliate thereof or syndicate including Greenwich Capital Financial Products, Inc. or any such Affiliate) or (ii) the Floating Rate Loan is repaid in connection with a bona fide third-party sale of the Property pursuant to an arms’ length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of any Borrower and/or Guarantor has any beneficial interest, the Exit Fee that would otherwise be payable with respect to such repayment shall be waived, provided that Greenwich Capital Financial Products, Inc. shall have no obligation to offer to provide such financing.

2.7.2 Initial Floating Rate Loan Advance Fee/Advance Fees. On the date hereof, Borrower shall, with respect to the Initial Floating Rate Loan Advance, pay to Lender an advance fee of $22,000. In addition, concurrently with the making of any Advance hereunder, Borrower shall pay to Lender an advance fee of one percent (1%) of the amount of such Advance.

2.8 Intentionally Deleted.

2.9 Advances of Floating Rate Principal.

2.9.1 Capital Expenditure Advances/Conditions Precedent. Lender shall, from time to time, make Capital Expenditure Advances to be used solely to pay or reimburse Borrower for Approved Capital Expenses at the Property; provided the following conditions precedent are satisfied:

(a) Lender receives a notice of borrowing in the form of Schedule 6 at least ten (10) Business Days before the date the proposed Capital Expenditure Advance is to be made;

(b) Both immediately prior to the making of the Capital Expenditure Advance and after giving effect thereto, no Default or Event of Default shall be continuing;

(c) The representations and warranties made by Borrower in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the making of the Capital Expenditure Advance with the same force and effect as if made on and as of such date;

(d) There shall be no more than one Capital Expenditure Advance during any calendar quarter;

(e) In no event will the aggregate amount of the requested Capital Expenditure Advance, together with all prior Capital Expenditure Advances (not including the Initial Floating Rate Loan Advance) previously made by Lender exceed $2,200,000 (as the same may be increased pursuant to Section 2.9.7 below, the “Maximum Capital Expenditure Floating Rate Principal”);

(f) With respect to any Capital Expenditure Advance, such Capital Expenditure Advance will be used solely to pay (or reimburse Borrower for) Approved Capital Expenses at the Property;

(g) Lender shall have received (i) a notice of title continuation showing that since the making of the last Advance there has been no change in the state of title to the Property and no survey exceptions with respect to the Property not theretofore approved by Lender, together with other evidence satisfactory to Lender that no mechanic’s Liens or other Liens have been filed and remain filed with respect to the Property and (ii) an endorsement to the Title Insurance Policy, which endorsement shall have the effect of (x) updating the date of such Title Insurance Policy to the date of the making of such Capital Expenditure Advance and (y) increasing the coverage of such Title Insurance Policy by an amount equal to the amount of the Capital Expenditure Advance then being made;

(h) All fees and expenses payable to Lender, including the fees and expenses referred to in Sections 2.7 and 5.29, to the extent then due and payable, shall have been (or contemporaneously are being) paid in full, and all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full;

(i) Lender shall have received reasonably satisfactory evidence that all permits, licenses and approvals required for any work associated with such requested disbursement have been obtained and are in full force and effect;

(j) Lender shall have received such affidavits and certificates as to such matters as Lender may reasonably request, including certificates of the approved architect or engineer, if applicable, or, of a construction consultant retained by Lender at Borrower’s expense in connection with any work that (1) all of the work completed has been done substantially in compliance with the plans and specifications and applicable Legal Requirements, and (2) the disbursement of such Capital Expenditure Advance is required to reimburse payments of costs incurred for Approved Capital Expenses or to pay costs incurred for Approved Capital Expenses due to, contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials or paying for such work;

(k) Borrower shall have delivered to Lender lien waivers (conditional or otherwise) executed and delivered by the general contractor and all subcontractors, materialmen and other Persons requested by Lender for all work for which a Capital Expenditure Advance has previously been made or for which the Capital Expenditure Advance in question is being requested;

(l) Lender shall have received from Borrower an Officer’s Certificate: (1) certifying that all work relating to work performed on or prior to the date of the certificate has been completed in a good and workmanlike manner in accordance with all Legal Requirements, (2) identifying each Person that supplied labor or materials with respect to such capital improvement, (3) stating that each general contractor and architect retained for any work are reputable and licensed or otherwise authorized to do business in the State and have been engaged pursuant to arms’ length agreements entered into on market terms and conditions and (4) stating that each such Person has been or upon receipt of the requested Capital Expenditure Advance will be paid in full for work for which a Capital Expenditure Advance has been made or is being requested;

(m) Borrower’s notice of borrowing for such Capital Expenditure Advance is accompanied by an Officer’s Certificate certifying (v) the amount of funds to be advanced, (w) that such funds will be used only to pay (or reimburse Borrower for) Approved Capital Expenses and a description thereof, (x) that all outstanding payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Capital Expenses;

(n) When such work has been completed, Lender shall have received a copy of any certificate or certificates required by law to render occupancy of the Improvements legal;

(o) Lender shall have received such other documents relating to the Property or the Capital Expenditure Advance as Lender may reasonably request; and

(p) Borrower shall have (1) (x) obtained a new Floating Rate Loan Interest Rate Protection Agreement satisfying each of the terms and conditions set forth in Section 2.6.1 hereof and in a Notional Amount equal to the outstanding principal balance of the Floating Rate Loan after giving effect to the applicable Capital Expenditure Advance and (y) shall have delivered to Lender an Assignment of Floating Rate Loan Interest Rate Protection Agreement on Lender’s then standard form with respect to such new Floating Rate Loan Interest Rate Protection Agreement or (2) increased the Notional Amount under any existing Floating Rate Loan Interest Rate Protection Agreement by an amount equal to the applicable Capital Expenditure Advance, which Floating Rate Loan Interest Rate Protection Agreement shall otherwise remain on the same terms and shall continue to satisfy the conditions set forth in Section 2.6.1 hereof.

2.9.2 Capital Expenditure Advances/Minimum Funding Thresholds. It is the intention of Lender and Borrower that the entire amount of the Maximum Capital Expenditure Floating Rate Principal shall be requested by Borrower on or before December 31, 2005. If for any reason on December 31, 2005, Lender has not made Capital Expenditure Advances in an aggregate amount of the Maximum Capital Expenditure Floating Rate Principal, provided no Event of Default is then continuing, Lender shall fund the amount by which the Maximum Capital Expenditure Floating Rate Principal exceeds the aggregate amount of the Capital Expenditure Advances theretofore funded (not including the Initial Floating Rate Loan Advance) by Lender prior to December 31, 2005 (the “Capital Expenditure Advance Shortfall”). The Capital Expenditure Advance Shortfall shall be deposited into the Capital Reserve Subaccount and thereafter be disbursed and applied in accordance with the terms and provisions of Section 3.4 hereof. If on December 31, 2005, an Event of Default is then continuing, Borrower shall have no right to request, and Lender shall have no obligation to fund, any Capital Expenditure Advance thereafter.

2.9.3 Leasing Advances/Conditions Precedent. Lender shall, from time to time, make Leasing Advances, to be used solely to pay or reimburse Borrower for Approved Leasing Expenses at the Property; provided the following conditions precedent are satisfied:

(a) Lender receives a notice of borrowing in the form of Schedule 6 at least ten (10) Business Days before the date the proposed Leasing Advance is to be made;

(b) either (I) (x) the Loan (after taking into account the Initial Floating Rate Loan Advance, the subject Leasing Advance and all prior Leasing Advances and assuming the Maximum Capital Expenditure Floating Rate Principal has been fully funded)-to-“Acquisition Cost At Closing” ratio is no greater than 85% or (y) after taking into account the base rent payable under the Lease which is the subject of the Leasing Advance in question, the Property maintains an annual “Adjusted Net Operating Income” of (1) with respect to any Leasing Advance requested prior to February 27, 2007, greater than the “Current Annual Net Operating Income of the Property” and (2) with respect to any Leasing Advance requested on or after February 27, 2007 and prior to the Outside Leasing Advance Date, at least 115% of the “Current Annual Net Operating Income of the Property” or (2) the subject Leasing Advance will be used solely (and Borrower shall certify to Lender that the subject Leasing Advance will be used solely) to pay (or reimburse Borrower for) Approved Leasing Expenses incurred by Borrower in connection with the renewal of the Lease at the Property to Cingular Wireless. As used herein,

(A) “Acquisition Cost At Closing” shall mean $47,944,961, (B) “Current Annual Net Operating Income of the Property” shall mean $3,500,000 and (C) “Adjusted Net Operating Income” shall mean the actual net operating income of the Property determined on a cash basis of accounting (based on the then “in place” rent roll and the actual operating expenses for the then trailing four quarters), after excluding rents from tenants (a) which have given notice of their intention not to renew their Leases (or which have failed to renew their Leases by the last date on which such Leases may be renewed) or (b) are not paying rent due under their Leases.

(c) Both immediately prior to the making of the Leasing Advance and after giving effect thereto, no Default or Event of Default shall be continuing;

(d) The representations and warranties made by Borrower in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the making of the Leasing Advance with the same force and effect as if made on and as of such date;

(e) There shall be no more than one Leasing Advance during any calendar quarter;

(f) In no event will the aggregate amount of the requested Leasing Advance, together with all prior Leasing Advances previously made by Lender exceed $9,000,000 (as the same may be decreased pursuant to Section 2.9.7 below, the “Maximum Leasing Advance Floating Rate Principal”);

(g) Such Leasing Advance will be used solely to pay (or reimburse Borrower for) Approved Leasing Expenses at the Property;

(h) No Leasing Advance shall be made after the Outside Leasing Advance Date;

(i) No Leasing Advance shall made unless the Lease with respect to which the Leasing Advance is being requested has been approved by Lender, if Lender’s approval is required with respect to such Lease pursuant to the terms and provisions of Section 5.10 hereof;

(j) Lender shall have received (i) a notice of title continuation showing that since the making of the last Advance there has been no change in the state of title to the Property and no survey exceptions with respect to the Property not theretofore approved by Lender, together with other evidence satisfactory to Lender that no mechanic’s Liens or other Liens have been filed and remain filed with respect to the Property and (ii) an endorsement to the Title Insurance Policy, which endorsement shall have the effect of (x) updating the date of such Title Insurance Policy to the date of the making of such Leasing Advance and (y) increasing the coverage of such Title Insurance Policy by an amount equal to the amount of the Leasing Advance then being made;

(k) All fees and expenses payable to Lender, including the fees and expenses referred to in Sections 2.7 and 5.29, to the extent then due and payable, shall have been (or contemporaneously are being) paid in full, and all title premiums and other title and survey charges shall have been (or contemporaneously are being) paid in full;

(l) if the subject Approved Leasing Expenses (which are the subject of the requested Advance) involves any material construction work, then each of the following conditions shall have all been satisfied:

(1) Lender shall have received reasonably satisfactory evidence that all permits, licenses and approvals required for any work associated with such requested disbursement have been obtained and are in full force and effect;

(2) Lender shall have received such affidavits and certificates as to such matters as Lender may reasonably request, including certificates of the approved architect or engineer, if applicable, or, of a construction consultant retained by Lender at Borrower’s expense in connection with any work that (1) all of the work completed has been done substantially in compliance with the plans and specifications and applicable Legal Requirements, and (2) the disbursement of such Leasing Advance is required to reimburse payments of costs incurred for Approved Leasing Expenses to, or to pay costs incurred for Approved Leasing Expenses due to, contractors, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials or paying for such work;

(3) Borrower shall have delivered to Lender lien (conditional or otherwise) waivers executed and delivered by the general contractor and all subcontractors, materialmen and other Persons requested by Lender for all work for which an Advance has previously been made or for which the Leasing Advance in question is being requested;

(4) Lender shall have received from Borrower an Officer’s Certificate: (1) certifying that all work relating to work performed on or prior to the date of the certificate has been completed in a good and workmanlike manner in accordance with all Legal Requirements and substantially in accordance with the plans and specifications approved by Lender (if required pursuant to the terms hereof), (2) identifying each Person that supplied labor or materials with respect to such capital improvement, (3) stating that each general contractor and architect retained for any work are reputable and licensed or otherwise authorized to do business in the State and have been engaged pursuant to arms’ length agreements entered into on market terms and conditions and (4) stating that each such Person has been or upon receipt of the requested Leasing Advance will be paid in full for work for which a Leasing Advance has been made or is being requested; and

(5) When such work has been completed, Lender shall have received a copy of any certificate or certificates required by law to render occupancy of the Improvements legal;

(m) Borrower’s notice of borrowing for such Leasing Advance is accompanied by an Officer’s Certificate certifying (v) the amount of funds to be advanced, (w) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (x) that all outstanding payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full,

(y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses (as applicable); and

(n) Borrower shall have (1) (x) obtained a new Floating Rate Loan Interest Rate Protection Agreement satisfying each of the terms and conditions set forth in Section 2.6.1 hereof and in a Notional Amount equal to the outstanding principal balance of the Floating Rate Loan after giving effect to the applicable Leasing Advance and (y) shall have delivered to Lender an Assignment of Floating Rate Loan Interest Rate Protection Agreement on Lender’s then standard form with respect to such new Floating Rate Loan Interest Rate Protection Agreement or (2) increased the Notional Amount under any existing Floating Rate Loan Interest Rate Protection Agreement by an amount equal to the applicable Leasing Advance, which Floating Rate Loan Interest Rate Protection Agreement shall otherwise remain on the same terms and shall continue to satisfy the conditions set forth in Section 2.6.1 hereof.

2.9.4 Leasing Advances/Minimum Funding Thresholds. (a) It is the intention of Lender and Borrower that at least $1,000,000 (the “Leasing Advance First Year Minimum Funding Threshold”) shall be requested by Borrower before February 28, 2006. If for any reason by February 28, 2006, Lender has not made Leasing Advances in an aggregate amount of at least the Leasing Advance First Year Minimum Funding Threshold, Borrower may, on February 28, 2006, at its option, request that Lender fund the amount by which the Leasing Advance First Year Minimum Funding Threshold exceeds the aggregate amount of the Leasing Advances theretofore funded by Lender prior to February 28, 2006 (the “Leasing Advance First Year Funding Shortfall”). If Borrower elects to have Lender fund the Leasing Advance First Year Funding Shortfall, Lender shall, provided each of the conditions precedent set forth in Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) above are satisfied, advance the Leasing Advance First Year Funding Shortfall, which amount shall be deposited into the Rollover Reserve Subaccount and thereafter be disbursed and applied in accordance with the terms and provisions of Section 3.5 hereof. If Borrower fails to satisfy any one or more of the conditions precedent set forth in Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) above or Borrower fails to request the Leasing Advance First Year Funding Shortfall, Borrower shall have no right to request, and Lender shall have no obligation to fund, the Leasing Advance First Year Funding Shortfall.

(b) It is the intention of Lender and Borrower that, if Lender exercises its first option to extend the Outside Leasing Advance Date (as described in the definition of “Outside Leasing Advance Date”), at least $4,800,000 (the “Leasing Advance Second Year Minimum Funding Threshold”) shall be requested by Borrower after February 28, 2006 but before February 27, 2007. If for any reason after February 28, 2006 and prior to February 27, 2007, Lender has not made Leasing Advances in an aggregate amount of at least the Leasing Advance Second Year Minimum Funding Threshold, Borrower may, on February 27, 2007, at its option, request that Lender fund the amount by which the Leasing Advance Second Year Minimum Funding Threshold exceeds the aggregate amount of the Leasing Advances theretofore funded by Lender after February 28, 2006 (but not including the Leasing Advance First Year Funding Shortfall, if applicable) but before February 27, 2007 (the “Leasing Advance Second Year Funding Shortfall”). If Borrower elects to have Lender fund the Leasing Advance Second Year Funding Shortfall, Lender shall, provided each of the conditions precedent set forth in

Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) above are satisfied, advance the Leasing Advance Second Year Funding Shortfall, which amount shall be deposited into the Rollover Reserve Subaccount and thereafter be disbursed and applied in accordance with the terms and provisions of Section 3.5 hereof. If Borrower fails to satisfy any one or more of the conditions precedent set forth in Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) above or Borrower fails to request the Leasing Advance Second Year Funding Shortfall, Borrower shall have no right to request, and Lender shall have no obligation to fund, the Leasing Advance Second Year Funding Shortfall. Any amounts advanced before February 28, 2006 which exceed the Leasing Advance First Year Minimum Funding Threshold shall count towards the Leasing Advance Second Year Minimum Funding Threshold.

(c) It is the intention of Lender and Borrower that, if Lender exercises its second option to extend the Outside Leasing Advance Date (as described in the definition of “Outside Leasing Advance Date”), at least $3,200,000 (the “Leasing Advance Third Year Minimum Funding Threshold”) shall be requested by Borrower after February 27, 2007 but before February 26, 2008. If for any reason after February 27, 2007 but before February 26, 2008, Lender has not made Leasing Advances in an aggregate amount of at least the Leasing Advance Third Year Minimum Funding Threshold, Borrower may, on February 26, 2008, at its option, request that Lender fund the amount by which the Leasing Advance Third Year Minimum Funding Threshold exceeds the aggregate amount of the Leasing Advances theretofore funded by Lender after February 27, 2007 (but not including the Leasing Advance First Year Funding Shortfall and/or the Leasing Advance Second Year Funding Shortfall, if applicable) but before February 26, 2008 (the “Leasing Advance Third Year Funding Shortfall” and together with the Leasing Advance First Year Funding Shortfall and the Leasing Advance Second Year Funding Shortfall, each a, “Leasing Advance Funding Shortfall”). If Borrower elects to have Lender fund the Leasing Advance Third Year Funding Shortfall, Lender shall, provided each of the conditions precedent set forth in Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) above are satisfied, advance the Leasing Advance Third Year Funding Shortfall, which amount shall be deposited into the Rollover Reserve Subaccount and thereafter be disbursed and applied in accordance with the terms and provisions of Section 3.5 hereof. If Borrower fails to satisfy any one or more of the conditions precedent set forth in Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) above or Borrower fails to request the Leasing Advance Third Year Funding Shortfall, Borrower shall have no right to request, and Lender shall have no obligation to fund, the Leasing Advance Third Year Funding Shortfall. Any amounts advanced after February 28, 2006 but before February 27, 2007 which exceed the Leasing Advance Second Year Minimum Funding Threshold shall count towards the Leasing Advance Third Year Minimum Funding Threshold.

(d) Notwithstanding anything to the contrary contained in this Section 2.9 or this Agreement, Borrower shall have no right to request, and Lender shall have no obligation to fund, any Leasing Advance after the earlier to occur of (i) February 26, 2008 and (ii) the Outside Leasing Advance Date.

2.9.5 Funding on the Outside Leasing Advance Date.

(a) If Lender does not exercise its first option (as described in the definition of “Outside Leasing Advance Date”) to extend the Outside Leasing Advance Date, then, provided no Event of Default is then continuing, and subject to Borrower’s satisfaction of conditions Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) set forth in Section 2.9.3 above, at Borrower’s option, Lender shall make a Leasing Advance on the then-current Outside Leasing Advance Date in an amount equal to the lesser of (i) an amount requested by Borrower and (ii) the amount by which the Maximum Leasing Advance Floating Rate Principal exceeds the then aggregate amount of Leasing Advances theretofore made by Lender (the “Borrower’s First Optional Final Leasing Advance”). Lender shall cause such amount to be transferred to the Rollover Reserve Subaccount to be disbursed and applied in accordance with the terms and provisions of Section 3.5 hereof. If Borrower does not exercise the option set forth in this clause (a), Lender shall have no obligation to make any further Leasing Advances. If Borrower elects to receive an amount less than the amount by which the Maximum Leasing Advance Floating Rate Principal exceeds the then aggregate amount of Leasing Advances theretofore made by Lender as contemplated pursuant to the previous sentence, Lender shall have no further obligation to make any further Leasing Advances.

(b) If Lender does exercise its first option (as described in the definition of “Outside Leasing Advance Date”) to extend the Outside Leasing Advance Date but does not exercise its second option (as described in the definition of “Outside Leasing Advance Date”) to extend the Outside Leasing Advance Date, then, provided no Event of Default is then continuing, and subject to Borrower’s satisfaction of conditions Section 2.9.3 (c), (d), (e), (f), (g), (h), (j), (k), (m) and (n) set forth in Section 2.9.3 above, at Borrower’s option, Lender shall make a Leasing Advance on the then-current Outside Leasing Advance Date in an amount equal to the lesser of (i) an amount requested by Borrower and (ii) the amount by which the Maximum Leasing Advance Floating Rate Principal exceeds the then aggregate amount of Leasing Advances theretofore made by Lender (the “Borrower’s Second Optional Final Leasing Advance”). Lender shall cause such amount to be transferred to the Rollover Reserve Subaccount to be disbursed and applied in accordance with the terms and provisions of Section 3.5 hereof. If Borrower does not exercise the option set forth in this clause (a), Lender shall have no obligation to make any further Leasing Advances. If Borrower elects to receive an amount less than the amount by which the Maximum Leasing Advance Floating Rate Principal exceeds the then aggregate amount of Leasing Advances theretofore made by Lender as contemplated pursuant to the previous sentence, Lender shall have no further obligation to make any further Leasing Advances.

(c) If Borrower does exercise the option set forth in clause (a) above, (1) no Advance Fee shall be payable by Borrower in connection therewith and (2) Lender shall, simultaneously with the transfer of the Borrower’s First Optional Final Leasing Advance into the Rollover Reserve Subaccount, pay to Borrower the applicable “First Leasing Advance Rebate Payment”. As used herein, the “First Leasing Advance Rebate Payment” shall mean 3% of the first $4,800,000 of such Borrower’s First Optional Final Leasing Advance and 6% of the amount by which such Borrower’s First Optional Final Leasing Advance exceeds $4,800,000, provided however, if funds constituting the Borrower’s First Optional Final Leasing Advance do not earn interest in the Rollover Reserve Subaccount at a rate of interest greater than or equal to LIBOR minus 25 basis points, the First Leasing Advance Rebate Payment shall be increased to account for the difference between (i) the interest that would have been earned on funds constituting the Borrower’s First Optional Final Leasing Advance in the Rollover Reserve Subaccount had such funds earned interest at a rate of interest greater than or equal to LIBOR minus 25 basis points and (ii) the interest actually earned by Borrower on funds constituting the Borrower’s First Optional Final Leasing Advance in the Rollover Reserve Subaccount. If Borrower does exercise the option set forth in clause (b) above, (1) no Advance Fee shall be payable by Borrower in connection therewith and (2) Lender shall, simultaneously with the transfer of the Borrower’s Second Optional Final Leasing Advance into the Rollover Reserve Subaccount, pay to Borrower the “Second Leasing Advance Rebate Payment”. As used herein, the “Second Leasing Advance Rebate Payment” shall mean 3% of the first $3,200,000 of such Borrower’s Second Optional Final Leasing Advance, provided however, if funds constituting the Borrower’s First Optional Final Leasing Advance do not earn interest in the Rollover Reserve Subaccount at a rate of interest greater than or equal to LIBOR minus 25 basis points, the First Leasing Advance Rebate Payment shall be increased to account for the difference between (i) the interest that would have been earned on funds constituting the Borrower’s First Optional Final Leasing Advance in the Rollover Reserve Subaccount had such funds earned interest at a rate of interest greater than or equal to LIBOR minus 25 basis points and (ii) the interest actually earned by Borrower on funds constituting the Borrower’s First Optional Final Leasing Advance in the Rollover Reserve Subaccount.

2.9.6 Optional Disbursements.

(a) If any or all conditions precedent to making an Advance have not been satisfied on the date such Advance was requested to be made, Lender may, at its sole option (i) waive so many of such conditions precedent as it may elect, and/or (ii) disburse only that portion of the requested Advance for which all of the conditions precedent have been satisfied. To the extent Lender makes an Advance for which any of the conditions precedent have not been satisfied, the making of such Advance shall constitute a waiver of such unsatisfied conditions for such Advance (but not for any other Advance), unless otherwise set forth in a written notice from Lender to Borrower.

(b) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right (but no obligation) to make any or all Advances directly to contractors or any other Person to whom payment is due with respect to any Approved Capital Expenses or Approved Leasing Expenses. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so disburse any such Advance. No further direction or authorization from Borrower shall be necessary or required for such direct disbursements and all such disbursements shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the applicable Loan Documents as fully as if made directly to Borrower, regardless of the disposition thereof by the payee.

(c) Lender shall have the right (but not the obligation), by its own action (and without any request therefor by Borrower), to disburse to itself (or retain from) any Advance amounts to pay interest, fees and any other sums then due and payable to Lender pursuant to the Loan Documents, after Borrower’s failure to make such payments in accordance with the terms and provisions of the Loan Documents.

2.9.7 Reallocation of Capital Expenditure Floating Rate Principal and Leasing Floating Rate Principal. Notwithstanding anything to the contrary contained in this Section 2.9, provided no Default or Event of Default is then continuing, Borrower may request that the maximum amount of the Capital Expenditure Floating Rate Principal be increased by an amount not to exceed $440,000, provided such an increase is necessary to pay or reimburse Borrower for Approved Capital Expenses actually incurred by Borrower which are within 110% of the total amounts included in the applicable line item of the applicable Approved Capital Budget. Any increase in the maximum amount of the Capital Expenditure Floating Rate Principal shall be limited to a variance of up to ten percent (10%) between the actual costs incurred by Borrower and the budgeted amount set forth in the applicable Approved Capital Budget, on a line item by line item basis (i.e., such that, in connection with each request by Borrower to increase the Capital Expenditure Floating Rate Principal, the maximum amount by which the Capital Expenditure Floating Rate Principal may be increased shall be the lesser of (x) $440,000 and (y) an amount equal to ten percent (10%) of the amount included in the applicable line item of the applicable Approved Capital Budget). Any increase in the maximum amount of the Capital Expenditure Floating Rate Principal pursuant to this Section 2.9.7, shall reduce the Leasing Floating Rate Principal dollar for dollar. No increase in the maximum amount of the Capital Expenditure Floating Rate Principal shall be permitted unless there is at least one dollar of Leasing Floating Rate Principal then unfunded for each dollar by which the Capital Expenditure Floating Rate Principal is to be increased (i.e., such that the amount of the Floating Rate Principal shall never be increased as a result of an increase in Capital Expenditure Floating Rate Principal).

3.	CASH MANAGEMENT AND RESERVES

3.1 Cash Management Arrangements. Borrower shall cause all Rents to be transmitted directly by non-residential tenants of the Property into an Eligible Account (the “Clearing Account”) maintained by Borrower at a local bank selected by Borrower, which shall at all times be an Eligible Institution (the “Clearing Bank”) as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, all Rents received by Borrower or Manager shall be deposited into the Clearing Account within three (3) Business Days of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the “Deposit Account”) and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account shall be invested at Borrower’s discretion only in Permitted Investments. Lender will also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). The Deposit Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom.

3.2 Required Repairs.

3.2.1 Completion of Required Repairs. Borrower shall apply all funds deposited in the Required Repairs Subaccount (defined below) towards the performance the items of the repairs and environmental remedial work at the Property described on Schedule 1 hereto (the “Required Repairs”) within twelve (12) months of the date hereof. The inability by Borrower to fully apply such funds or to fully perform any one or more of the Required Repairs within the time period set forth above, shall not in and of itself, constitute a Default or an Event of Default hereunder, provided that Borrower is diligently and continuously taking all commercially reasonable steps necessary to perform the Required Repair(s) in question.

3.2.2 Required Repairs Reserves. On the date hereof, Borrower shall deposit with Lender a portion of the Initial Floating Rate Loan Advance in an amount equal to $1,600,000 and Lender shall cause such portion of the Initial Floating Rate Loan Advance to be transferred to a Subaccount (the “Required Repairs Subaccount”). Provided no Default or Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer’s Certificate (A) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender; (iii) at Lender’s option, a title search for the Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Upon Borrower’s completion of all Required Repairs in accordance with this Section 3.2, Lender shall transfer any funds remaining in the Required Repairs Subaccount, if any, to the Capital Reserve Subaccount to be disbursed and applied in accordance with Section 3.4(a) hereof.

3.3 Taxes and Insurance. Borrower shall pay to Lender on each Payment Date (i) one-twelfth (1/12th) of the Taxes that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (ii) one-twelfth (1/12th) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the “Tax and Insurance Subaccount”). Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.2 hereof and Section 7.1 hereof, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower’s right to contest Taxes in accordance with Section 5.2 hereof. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Subaccount.

3.4 Capital Expense Reserve. (a) On the date hereof, Borrower shall deposit with Lender a portion of the Initial Floating Rate Loan Advance in an amount equal to $600,000 (the “Initial CapEx Deposit”). In addition, from and after the earlier of (i) March 6, 2008 and (ii) the first (1st) Payment Date following the prepayment of the Floating Rate Loan, Borrower shall pay to Lender on each Payment Date an amount equal to $6,561 (such monthly payments are collectively referred to herein as, the “Monthly CapEx Funds”). Lender will transfer such amounts into a Subaccount (the “Capital Reserve Subaccount”). Additionally, upon thirty (30) days’ prior notice to Borrower, Lender may reassess the amount of the monthly payment required under this Section 3.4 not more than once every six (6) months (based upon its then current underwriting standards). Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds constituting the Initial CapEx Deposit, the Monthly CapEx Funds and/or any amounts transferred from the Required Repairs Subaccount and held in the Capital Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 provided that (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of the work associated with such Approved Capital Expense in excess of $50,000; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay or reimburse Borrower for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, and (B) lien waivers or other evidence of payment satisfactory to Lender, (C) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenses at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Approved Capital Expenses.

(b) Any amounts constituting a Capital Expenditure Advance Shortfall funded by Lender pursuant to Section 2.9.2 hereof shall be transferred by Lender into the Capital Reserve Subaccount. Provided that no Default or Event of Default has occurred and is continuing and provided that each of the conditions precedent set forth in Section 2.9.1 hereof have been satisfied, Lender shall disburse funds held in the Capital Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 to be used to pay or reimburse Borrower for Approved Capital Expenses. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Approved Capital Expenses.

3.5 Rollover Reserves. (a) On the date hereof, Borrower shall pay to Lender an amount equal to (i) $17,082.60 (the “Lereta TI Deposit”), (ii) $18,604.12 (the “Peopleshare TI Deposit”), (iii) $47,604.12 (the “C.H. Robinson TI Deposit”) and (iv) $507,256.50 (the “Hartford Insurance TI Deposit”). From and after the earlier of (i) March 6, 2008 and (ii) the first (1st) Payment Date following the prepayment of the Floating Rate Loan, Borrower shall pay to Lender on each Payment Date an amount equal to $26,244 (such monthly payments are collectively referred to herein as, the “Monthly Rollover Funds”). Lender will transfer such amounts, including without limitation, the Lereta TI Deposit, the Peopleshare TI Deposit, the C.H. Robinson TI Deposit and the Hartford Insurance TI Deposit, into a Subaccount (the “Rollover Reserve Subaccount”). Borrower shall also pay to Lender for transfer into the Rollover Reserve Subaccount all Lease Termination Payments received by Borrower. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrower, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of any construction work associated with such Approved Leasing Expense; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrower for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Leasing Expenses, and (B) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee of such Approved Leasing Expenses. Notwithstanding anything to the contrary contained in this Section 3.5, (i) funds constituting the Lereta TI Deposit shall be allocated to pay only those Approved Leasing Expenses with respect to the space at the Property leased to Lereta Corp., (ii) funds constituting the Peopleshare TI Deposit shall be allocated to pay only those Approved Leasing Expenses with respect to the space at the Property leased to Peopleshare, (iii) funds constituting the C.H. Robinson TI Deposit shall be allocated to pay only those Approved Leasing Expenses with respect to the space at the Property leased to C.H. Robinson and (iv) funds constituting the Hartford Insurance TI Deposit shall be allocated to pay only those Approved Leasing Expenses with respect to the space at the Property leased to Hartford Insurance. Any unused portion of the Lereta TI Deposit, the Peopleshare TI Deposit and/or the C.H. Robinson TI Deposit shall remain in the Rollover Reserve Subaccount for the payment of Approved Leasing Expenses and shall be disbursed in accordance with the provisions of this Section 3.5(a).

(b) Any Lease Termination Payments and any other funds deposited into the Rollover Reserve Subaccount from the Security Deposit Subaccount in accordance with Section 3.8 hereof shall be applied, at Lender’s election, towards either (a) subject to the rights of Borrower under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), (b) debt service shortfalls that may arise as a result of a termination of such Lease (and Borrower hereby authorizes Lender to disburse to itself any such amounts without any request therefor by Borrower) or (c) funding any Approved Leasing Expenses which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination (in accordance with the terms and conditions of Section 3.5(a) above.

(c) Any amounts constituting a Leasing Advance Funding Shortfall funded by Lender pursuant to Section 2.9.4 hereof shall be transferred by Lender into the Rollover Reserve Subaccount. Provided that no Default or Event of Default has occurred and is continuing and provided that each of the conditions precedent set forth in Section 2.9.3 hereof have been satisfied, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrower, within fifteen (15) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 to be used to pay or reimburse Borrower for Approved Leasing Expenses. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender’s option, be made by joint check payable to Borrower and the payee on such Approved Leasing Expenses.

3.6 Operating Expense Subaccount. (a) On each Payment Date, a portion of the Rents that have been deposited into the Deposit Account during the immediately preceding Interest Period in an amount equal to the monthly amount set forth in the Approved Operating Budget for the following month as being necessary for payment of Approved Operating Expenses at the Property for such month, shall be transferred into a Subaccount for the payment of Approved Operating Expenses (the “Operating Expense Subaccount”). Provided no Default or Event of Default has occurred and is continuing (and subject to the provisions of subsection (b) below), Lender shall disburse funds held in the Operating Expense Subaccount to Borrower, within ten (10) days after delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay Approved Operating Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

(b) Notwithstanding anything to the contrary in subsection (a) above, on any Payment Date on which an Event of Default is not then continuing, Lender will automatically disburse to Borrower funds from the Operating Expense Subaccount in an amount equal to the monthly amount set forth in the Approved Operating Budget for the month in which such Payment Date occurs as being necessary for payment of Approved Operating Expenses at the Property for such month (plus any other amounts requested by Borrower for such month for payment of items constituting Approved Operating Expenses, which are not included in the Approved Operating Budget), which disbursement shall be made without any requirement for any Borrower request therefor or any Officer’s Certificate in connection therewith.

3.7 Casualty/Condemnation Subaccount. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Article 7 hereof. All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Article 7 hereof.

3.8 Security Deposits. Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under Borrower’s control at the Clearing Bank (or in another Eligible Account at an Eligible Institution) (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of Borrower (such account, the “Security Deposit Account”). After the occurrence of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. After the occurrence of an Event of Default, Borrower shall also deliver to Lender (for deposit into the Security Deposit Subaccount) all amounts drawn under any letters of credit held by Borrower in lieu of cash security deposits. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease. Any funds in the Security Deposit Subaccount which Borrower is permitted to retain pursuant to the applicable provisions of any Lease which has expired or has been terminated, cancelled or surrendered shall be paid to Lender and transferred by Lender into the Rollover Reserve Subaccount, to be applied and disbursed in accordance with the provisions of Section 3.5 hereof. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.9 Cash Collateral Subaccount. If a Cash Trap Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Trap Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Any funds in the Cash Collateral Account and not previously disbursed or applied shall, upon the termination of such Cash Trap Period be disbursed to Borrower. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of Principal (together, with respect to a prepayment of Fixed Rate Principal, the applicable Yield Maintenance Premium applicable thereto and together, with respect to a prepayment of Floating Rate Principal, all Exit Fees applicable thereto). Additionally, Lender shall have the right, but not the obligation, at any time subsequent to the second Calculation Date following the commencement of a DSCR Cash Trap Period (whether or not an Event of Default is then continuing), in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount towards either (i) a repayment of Floating Rate Principal (together with the Exit Fee applicable thereto) and/or (ii) a partial Defeasance of the Fixed Rate Loan (together with any Defeasance costs associated therewith), and Borrower shall execute such documents and take such other actions necessary to satisfy the Defeasance requirements set forth in Section 2.3.3 hereof.

3.10 Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account (other than the Tax and Insurance Subaccount) shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

3.11 Property Cash Flow Allocation.

(a) All Rents deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.3 hereof;

(ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreement;

(iii) Third, to Lender to pay the Fixed Rate Loan Interest Payment due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.11(a), then due to Lender under the Loan Documents)

(iv) Fourth, to Lender to pay the Floating Rate Loan Interest Payment due on such Payment Date (plus, if applicable, interest at the Default Rate);

(v) Fifth, to make payments for Approved Operating Expenses as required under Section 3.6 hereof;

(vi) Sixth, to make payments into the Capital Reserve Subaccount as required under Section 3.4 hereof;

(vii) Seventh, to make payments into the Rollover Reserve Subaccount as required under Section 3.5(a) hereof;

(viii) Eighth, during the continuance of a Cash Trap Period, to make payments in an amount equal to all remaining Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.9 hereof; and

(ix) Lastly, payments to Borrower of any remaining amounts.

(b) The failure of Borrower to make all of the payments required under clauses (i) through (viii) of Section 3.11(a) above in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default. Nothing herein, however, shall be construed to restrict Borrower from depositing its own funds (other than Rents) into the Deposit Account in order to fund any of the amounts required under clauses (i) through (vii) of Section 3.11(a) above (to the extent that the Rents previously deposited into the Deposit Account are insufficient for the same).

(c) Notwithstanding anything to the contrary contained in this Section 3.11, after the occurrence and during the continuance of a Default or an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 hereto with reference to a specific Section of this Article 4:

4.1 Organization; Special Purpose. Each of Borrower and Sole Member has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each of Borrower and Sole Member is duly qualified to transact business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Borrower is a Special Purpose Bankruptcy Remote Entity.

4.2 Proceedings; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and, to Borrower’s knowledge, constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.3 No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

4.4 Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting Borrower, Sole Member, the Manager or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out its obligations under the Loan Documents), Sole Member, Manager or the use, value, condition or ownership of the Property.

4.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might adversely affect Borrower or the Property, or Borrower’s business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

4.6 Title. Borrower has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. To Borrower’s knowledge, the Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower’s interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personality (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan. No

Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. To Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. To Borrower’s knowledge, there are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. To Borrower’s knowledge, the Survey does not fail to reflect any material matter affecting the Property or the title thereto. Except as disclosed on the Survey, all of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments. To Borrower’s knowledge, without any inquiry whatsoever, with respect to the Title Insurance Policy, (i) the Title Insurance Policy is in full force and effect, (ii) the Title Insurance Policy is freely assignable by Lender to and will inure to the benefit of the transferee (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer, (iii) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (iv) the Title Insurance Policy is issued by a title insurance company licensed to issue policies in the State, (v) no claims have been made under the Title Insurance Policy and no other action has been taken that would materially impair the Title Insurance Policy and (vi) the Title Insurance Policy contains no exclusions for any of the following circumstances, or it affirmatively insures Lender against losses relating to any of the following circumstances (unless the Property is located in a jurisdiction where such affirmative insurance is not available): (a) that the Property has access to a public road and (b) that the area shown on the survey delivered to Lender in connection with the Loan is the same as the property legally described in the Mortgage.

4.7 No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against it. In addition, neither Borrower nor Sole Member nor any principal nor Affiliate of either has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8 Full and Accurate Disclosure. No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

4.9 Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10 ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to (or are in compliance with) state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11 Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. The Property is used exclusively for office and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and currently in effect and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

4.12 Contracts. There are no service, maintenance or repair contracts affecting the Property that are not terminable on one (1) month’s notice or less without cause and without penalty or premium. All service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

4.13 Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14 Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. Except as disclosed on the Survey, to Borrower’s knowledge, all public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15 Physical Condition. Except as disclosed in those certain Property Evaluations of Oak Hill Plaza and Walnut Hill Plaza, each prepared by Building Analytics and dated as of December 2004, to Borrower’s knowledge, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. Except as disclosed on the Survey, to Borrower’s knowledge, no portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16 Leases. The rent roll attached hereto as Schedule 3 (the “Rent Roll”) is, to Borrower’s knowledge, true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. To Borrower’s knowledge, except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8 hereof; (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder and (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

4.17 Fraudulent Transfer. Borrower has not entered into the Loan (or any portion thereof) or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.18 Ownership of Borrower. The sole member of Borrower is the Sole Member. The OP is the sole managing member of the Sole Member and the owner of twenty-five percent (25%) of the limited liability company interests in the Sole Member. CalSTRS is the only other member of the Sole Member and the owner of seventy-five percent (75%) of the limited liability company interests in the Sole Member. TPG is the sole general partner and the owner of 46.3% of the partnership interests in the OP. As of the date hereof, the limited liability company interests in Borrower and Sole Member and the partnership interests in the OP are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.

4.19 Purchase Options. Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

4.20 Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.21 Hazardous Substances. (i) The Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to the best of Borrower’s knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to the best of Borrower’s knowledge, after due inquiry, no Toxic Mold is on or about the Property which requires remediation; (vi) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.

4.22 Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1 hereof, and Borrower has no other place of business.

4.23 Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 above shall survive in perpetuity.

5.	COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1 Existence. Each of Borrower and Sole Member shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than ten (10) days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

5.3 Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.4 Repairs; Maintenance and Compliance; Alterations.

5.4.1 Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within one (1) Business Day after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2 Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or Net Operating Income of the Property and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income by two and one-half percent (2.5%) or more for a period of thirty (30) days or longer. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.

5.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7 Further Assurances. Borrower shall, at Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Sole Member and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8 Environmental Matters.

5.8.1 Hazardous Substances. So long as Borrower owns or is in possession of the Property, Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after Borrower becomes aware of same, at Borrower’s sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2 Environmental Monitoring.

(a) Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b) Upon Lender’s request, at any time and from time to time, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.

(c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to

Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than 125% of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s failure to prevail in such contest.

(d) Borrower shall not install or permit to be installed on the Property any underground storage tank.

5.9 Title to the Property. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10 Leases.

5.10.1 Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s length transactions with bona fide, independent third-party tenants.

5.10.2 Material Leases. Borrower shall not enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed. Prior to seeking Lender’s consent to any Material Lease, Borrower shall deliver to Lender a copy of such proposed lease (a “Proposed Material Lease”) blacklined to show changes from the standard form of Lease approved by Lender and then being used by Borrower. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Provided that no Event of Default is continuing, if Borrower provides Lender with a written request for approval (which written request shall specifically refer to this Section 5.10.2 and shall explicitly state that failure by Lender to approve or disapprove within ten (10) Business Days will constitute a deemed approval) and Lender fails to reject the request in writing delivered to Borrower within ten (10) Business Days after receipt by Lender of the request, the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease shall be deemed approved by Lender, and Borrower shall be entitled to enter into such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Notwithstanding anything to the contrary in this Section 5.10.2, unless expressly agreed to in writing by Lender, any approval or deemed approval by Lender of a Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease pursuant to this Section 5.10.2 shall not be deemed to constitute an approval or deemed approval by Lender of any Leasing Advance for purposes of Section 2.9.3 hereof.

5.10.3 Minor Leases. Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, subject to Section 2.9 hereof, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of not less than three (3) years or greater than ten (10) years, (c) shall provide for automatic self-operative subordination to the Mortgage and, at Lender’s option, attornment to Lender, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement (other than on Lender’s standard form of non-disturbance or recognition agreement), or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

5.10.4 Additional Covenants with respect to Leases. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower’s commercially reasonable judgment in connection with a tenant default under a Minor Lease or if such a termination or cancellation is a condition to leasing, to another tenant which will pay net effective rental rates comparable to existing local market rates, the space subject to the Lease being cancelled or terminated) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Section 5.10, unless expressly agreed to in writing by Lender, any approval by Lender of a Proposed Material Lease or other Lease or proposed renewal, extension or modification of an existing Material Lease or other Lease pursuant to this Section 5.10 shall not be deemed to constitute an approval by Lender of any Approved Leasing Expenses payable in connection therewith for purposes of Section 2.9 hereof.

5.11 Estoppel Statement. After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Fixed Rate Principal, (ii) the unpaid Floating Rate Principal, (iii) the Fixed Rate Loan Interest Rate, (iv) the Floating Rate Loan Interest Rate, (v) the date installments of interest, Fixed Rate Principal and/or Floating Rate Principal were last paid, (vi) any offsets or defenses to the payment of the Debt, and (vi) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

5.12 Property Management.

5.12.1 Management Agreement. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent, Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2 below); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement).

5.12.2 Termination of Manager. If (i) an Event of Default shall be continuing, or (ii) Manager is in default under the Management Agreement, or (iii) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender’s discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and the applicable Rating Agencies. Borrower’s failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender’s discretion and the applicable Rating Agencies (and Lender’s approval may be conditioned upon Borrower delivering a Rating Comfort Letter as to such successor manager and Management Agreement). If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.

5.13 Special Purpose Bankruptcy Remote Entity. Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.14 Intentionally Deleted.

5.15 Change in Business or Operation of Property. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.16 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.17 Affiliate Transactions. Except for the Management and Leasing Agreement by and between Manager and Borrower, Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.18 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

5.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.20 Principal Place of Business. Borrower shall not change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

5.21 Change of Name, Identity or Structure. Borrower shall not change its name, identity (including its trade name or names) or Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

5.22 Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the original amount of the Fixed Rate Principal and (C) are paid within sixty (60) days of the date incurred (collectively, “Permitted Indebtedness”).

5.23 Licenses. Borrower shall not Transfer any License required for the operation of the Property.

5.24 Compliance with Restrictive Covenants, Etc. Borrower will not enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.25 ERISA.

(1) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2) Borrower shall not permit the assets of Borrower to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA.

(3) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of

Section 3(32) of ERISA; (B) Borrower is not subject to state statutes (or is in compliance with state statutes) regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.26 Prohibited Transfers.

5.26.1 Generally. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

5.26.2 Transfer and Assumption.

(a) Notwithstanding the foregoing and subject to the terms and satisfaction of all the conditions precedent set forth in this Section 5.26.2, Borrower shall have a one-time right to Transfer the Property to another party (the “Transferee Borrower”) and have the Transferee Borrower assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a “Transfer and Assumption”). Borrower may make a written application to Lender for Lender’s consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.2. Together with such written application, Borrower will pay to Lender the reasonable review fee then required by Lender. Borrower also shall pay on demand all of the reasonable costs and expenses reasonably incurred by Lender, including reasonable attorneys’ fees and expenses, and including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b) Lender’s consent, which may be withheld in Lender’s reasonable discretion, to a Transfer and Assumption shall be subject to the following conditions:

(i) No Default or Event of Default has occurred and is continuing;

(ii) Borrower has submitted to Lender true, correct and complete copies of any and all information and documents of any kind reasonably requested by Lender concerning the Property, Transferee Borrower, replacement guarantors and indemnitors and Borrower;

(iii) Evidence reasonably satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

(iv) If the Fixed Rate Loan and/or the Floating Rate Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies;

(v) If neither the Fixed Rate Loan or the Floating Rate Loan has been the subject of a Secondary Market Transaction, then Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may determine, including the attributes of the loan pool in which the Fixed Rate Loan or the Floating Rate Loan might reasonably be expected to be securitized) that no rating for any securities that would be issued in connection with such securitization will be diminished, qualified, or withheld by reason of the Transfer and Assumption;

(vi) Borrower shall have paid all of Lender’s reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender’s costs and expenses in connection with the effecting the Transfer and Assumption;

(vii) Borrower, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

(viii) The identity, experience, financial condition and creditworthiness of the Transferee Borrower and the replacement guarantors and indemnitors shall be reasonably satisfactory to Lender; and

(ix) The proposed property manager and proposed Management Agreement shall be reasonably satisfactory to Lender and the applicable Rating Agencies.

(c) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrower as the case may be, shall immediately deliver the following to Lender:

(i) Borrower shall deliver to Lender an assumption fee in the amount of one percent (1%) of the then unpaid Principal;

(ii) Borrower, Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all documents required by Lender, in form and substance required by Lender, in Lender’s reasonable discretion;

(iii) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall reasonably require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

(iv) Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender’s reasonable discretion (the “Endorsement”); and

(v) Borrower shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(vi) If any Approved Mezzanine Loan is outstanding at the time of the Transfer and Assumption, the proposed Transfer and Assumption shall not constitute or cause a default under the Approved Mezzanine Loan Documents.

(d) Upon the closing of a Transfer and Assumption, Lender shall release Borrower and Guarantor from all obligations under the Loan Documents arising prior to and after the date of the Transfer and Assumption (but only to the extent that such obligations of Borrower and Guarantor are expressly assumed by the Transferee Borrower, the Replacement Guarantor (if applicable) or any other replacement guarantor, as the case may be, in connection with the Transfer and Assumption).

5.27 Liens. Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower or Sole Member, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after Borrower first receives notice of such Lien.

5.28 Dissolution. Borrower shall not (i) to the fullest extent permitted by applicable law, engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

5.29 Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) reasonably incurred by Lender in connection with the Loan (or any portion thereof), including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions (other than the non-consolidation opinion prepared by Lender’s counsel) by counsel for Borrower; (ii) Borrower’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer or the Rating Agencies in connection with any modification of the Loan requested by Borrower and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan (or any portion thereof) in the nature of a

“work-out”, or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after written demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

5.30 Indemnity. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan (or any portion thereof), including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan (or any portion thereof); (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid.

The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure. Notwithstanding the foregoing, however, Borrower shall not be obligated to indemnify any Indemnified Party for any event or condition, that first arises on or after the date on which Lender (or its transferee) acquires title or control of the Property (whether at foreclosure sale, conveyance in lieu of foreclosure or similar transfer) or after a receiver has been appointed for the Property; provided that Borrower’s obligation to indemnify the Indemnified Parties with respect to an event or condition specified in clauses (viii) through (xi) above shall continue in perpetuity after Lender (or its transferee) acquires title or control of the Property unless such specified event or condition occurs during Lender’s period of ownership and provided that Borrower shall bear the burden of proving that such specified event or condition occurred during Lender’s period of ownership.

5.31 Patriot Act Compliance. (a) Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b) Neither Borrower nor any partner in Borrower or member of such partner nor any owner of a direct or indirect interest in Borrower (other than shareholders having less than a twenty-five percent (25%) economic interest in TPG) (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the

Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

6.	NOTICES AND REPORTING

6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mortgage Loan Department, Telecopier (203) 618-2052, with a copy to: Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, Attention: Stephen Gliatta, Esq., Telecopier: (212) 836-8689; if to Borrower: c/o Thomas Properties Group, Inc., City National Plaza, 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, Attention: John Sischo, Telecopier: (213) 633-4760, with a copy to: Cox Castle & Nicholson, LLP, 2049 Century Park East, 28th Floor, Los Angeles, California 90067-3284, Attention: Douglas P. Snyder, Telecopier: (310) 277-7889. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

6.2 Borrower Notices and Deliveries. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower or Sole Member which might materially adversely affect Borrower’s or Sole Member’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s or Sole Member’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, Sole Member, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender (x) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty (30)

days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

6.3 Financial Reporting.

6.3.1 Bookkeeping. Borrower shall keep on a calendar year basis, in accordance with GAAP or federal income tax accounting principles, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2 Annual Reports. Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Borrower’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP or federal income tax accounting principles, consistently applied, and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property and (z) shall be accompanied by an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP or federal income tax accounting principles, consistently applied, and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.3 Quarterly Reports. Borrower shall furnish to Lender within thirty (30) days after the end of each calendar quarter (as indicated below) the following items: (i) quarterly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP or federal income tax accounting principles, consistently applied, to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (ii) a balance sheet for such calendar quarter; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any variances of the greater of (x) $10,000 and (y) ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each calendar quarter as of the last day of such calendar quarter; (v) to the extent not already disclosed by operating statements delivered pursuant to this Section 6.3.3, a statement that Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report, (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, term of Lease and date of expiration, (viii) a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property. Each such statement shall be accompanied by an Officer’s Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP or federal income tax accounting principles, consistently applied, (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it and (ix) during a Cash Trap Period, a reconciliation of Operating Expenses identifying those funds which were disbursed to Borrower from the Operating Expense Subaccount during the prior calendar quarter which have not been used to pay Approved Operating Expenses.

6.3.4 Monthly Reports. Prior to the securitization of the Fixed Rate Loan, Borrower shall furnish to Lender within thirty (30) days after the end of each calendar month, the following items: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP or federal income tax accounting principles, consistently applied, to fairly represent the financial position and results of operation of the Property during such calendar month, all in form satisfactory to Lender; (ii) an aged receivables report and (iii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, term of Lease and date of expiration. Each such statement shall be accompanied by an Officer’s Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP or federal income tax accounting principles, consistently applied, (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.5 Other Reports. Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Sole Member or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

6.3.6 Annual Budget. On the date hereof Borrower has delivered to Lender an Approved Operating Budget (as defined below) and an Approved Capital Budget (as defined below). On or about May 1, 2005 and thereafter, by November 30th of each year during the Term, Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender, for approval by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, a proposed pro forma operating expense budget for the Property for the succeeding calendar year (or, with respect to the budgets delivered on or about May 1, 2005, the remainder of the 2005 calendar year). In addition by November 30th of each year during the Term, Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender, for approval by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, a proposed pro forma Capital Expense budget for the Property for the succeeding calendar year (such operating expenses budget and Capital Expense budget, hereinafter referred to as, the

“Annual Budget”, and each Annual Budget approved (or deemed approved pursuant to the terms of this Section 6.3.6) by Lender is referred to herein as the “Approved Annual Budget”)), and, promptly after preparation thereof, any revisions to such Annual Budget. Lender’s failure to approve or disapprove any Annual Budget or revision within thirty (30) days after Lender’s receipt thereof shall be deemed to constitute Lender’s approval thereof. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower’s anticipated operating income and operating expenses (on an accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 6.3.6) by Lender, such operating expense budget shall be referred to herein as the “Approved Operating Budget”), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 6.3.6) by Lender, such Capital Expense budget shall be referred to herein as the “Approved Capital Budget”). Until such time that any Annual Budget has been approved (or deemed to have been approved) by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)). The Approved Operating Budget and the Approved Capital Budget delivered to Lender as of the date hereof shall remain effective until Borrower has prepared and submitted, and Lender has approved (or deemed to have approved), a proposed pro forma budget for the Property for the remainder of the 2005 calendar year, as contemplated above.

6.3.7 Breach. If Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender’s option and in its discretion, an amount equal to $200.00 per day for each Required Record that is not delivered; provided Lender has given Borrower at least fifteen (15) days prior notice of such failure. In addition, thirty (30) days after Borrower’s failure to deliver any Required Records, Lender shall have the option, upon fifteen (15) days notice to Borrower to gain access to Borrower’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower.

7.	INSURANCE; CASUALTY; AND CONDEMNATION

7.1 Insurance.

7.1.1 Coverage. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance:

(a) Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, vandalism, and malicious mischief, boiler and machinery and, if required by Lender, flood and/or earthquake coverage and subject to subsection (j) below, coverage for damage or destruction caused by the acts of “Terrorists” (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance of law coverage, loss of replacement cost value due to non-conforming use, costs of demolition and increased cost of construction in amounts satisfactory to Lender. Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than the lesser of $25,000 or five percent (5%) of Net Operating Income per occurrence, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. Lender shall be named Mortgagee and Loss Payee on a Standard Mortgagee Endorsement.

(b) Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall be in an amount equal to the lesser of (1) $25,000,000 or (2) such other amount as is approved by Lender.

(c) Public liability insurance, including (i) ”Commercial General Liability Insurance”, (ii) ”Owned”, “Hired” and “Non Owned Auto Liability”; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year with no deductible or self insured retention; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage.

(d) Rental loss and/or business interruption insurance (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount equal to 100% of the projected Rents from the Property during the period of restoration; and (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e) If the Borrower installs high pressure steam machinery at the Property, comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the lesser of (i) $2,000,000 and (ii) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation).

(f) Worker’s compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.

(g) To the extent not covered by the coverage required under Section 7.1.1(a) above, during any period of repair or restoration, builder’s “all-risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(h) Coverage to compensate for ordinance of law, loss of replacement cost value due to non-conforming use, the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

(i) Such other insurance (including earthquake insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

(j) Notwithstanding anything in subsection (a) above to the contrary, Borrower shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy) against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Property; provided that such coverage is available. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by subsection (a) above, Borrower shall, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property; provided that such coverage is available. Notwithstanding the foregoing, with respect to any such stand-alone policy covering terrorist acts, Borrower shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (1) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap. As used herein, (i) “Terrorism Premium Cap” means an amount equal to 150% of the aggregate Insurance Premiums payable with respect to all the insurance coverage under Section 7.1.1(a) above for the last policy year in which coverage for terrorism was included as part of the “all risk” (excluding California earthquake, tier 1 wind and Flood insurance) property policy required by subsection (a) above, adjusted annually by a percentage equal to the increase in the Consumer Price Index (hereinafter defined) and (ii) “Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York Metropolitan Statistical Area, All Items (1982-84 = 100), or any successor index thereto, approximately adjusted, and in the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information; and if the Consumer Price Index ceases to be published, and there is no successor thereto (i) such other index as Lender and Borrower shall agree upon in writing or (ii) if Lender and Borrower cannot agree on a substitute index, such other index, as reasonably selected by Lender. Borrower shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall obtain such coverage from the highest rated insurance company providing such coverage.

7.1.2 Policies. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency) (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency) or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by any other Rating Agency), with no carrier below “BBB” (and the equivalent by any other Rating Agency), and a rating of A:VIII or better in the current Best’s Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any modification, reduction or cancellation of any of the Policies, (C) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums and (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If

Borrower does not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy (or binders with respect to the coverage provided under each such Policy together with Accord Certificates evidencing such coverage) within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

7.2 Casualty.

7.2.1 Notice; Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2 Settlement of Proceeds. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $250,000 provided no Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a “Significant Casualty”), Borrower may settle and adjust any claim with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing, in which case Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. During the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The actual, out-of-pocket expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3 Condemnation.

7.3.1 Notice; Restoration. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2 Collection of Award. If a Condemnation occurs where the award or payment in respect thereof (an “Award”) does not exceed $250,000, provided no Event of Default has occurred and is continuing, Borrower may make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Lender, not to be unreasonably withheld, provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the Award. In the event of a Condemnation where the Award is in excess of $250,000, Lender may collect, receive and retain such Award and make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Borrower (unless an Event of Default is continuing, in which case, Borrower’s prior consent shall not be required, and Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to take such actions during the continuance of an Event of Default), not to be unreasonably withheld (which shall be deemed consented to if Borrower fails to respond to any request for consent therefor within ten (10) days of request. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Notes. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Notes shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4 Application of Proceeds or Award.

7.4.1 Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the fifteen percent (15%) of the unpaid Principal; (ii) in the reasonable judgment of Lender, the Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt; (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2 Application to Debt. Except as provided in Section 7.4.1 above, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Notes, (ii) the unpaid Principal and (iii) other charges due under the Notes and/or any of the other Loan Documents (as between the Fixed Rate Loan and the Floating Rate Loan, as Lender shall elect in Lender’s sole and absolute discretion), or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3 below. Any such prepayment of the Loan shall subject to the Exit Fee applicable thereto but shall otherwise be without any Yield Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Fixed Rate Principal.

7.4.3 Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt (without any Yield Maintenance Premium, Exit Fee or any other prepayment premium or penalty) or returned to Borrower.

8.	DEFAULTS

8.1 Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a) any portion of the Debt is not paid when due or any other amount under Section 3.11(a)(i) through (viii) hereof is not paid in full on each Payment Date (provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default);

(b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3 hereof), subject to Borrower’s right to contest Taxes in accordance with Section 5.2 hereof;

(c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d) a Transfer other than a Permitted Transfer occurs;

(e) any representation or warranty made by Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f) Borrower, Sole Member or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g) a receiver, liquidator or trustee shall be appointed for Borrower, Sole Member or Guarantor; or Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Sole Member or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Sole Member or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h) Borrower breaches any covenant contained in Sections 5.12.1 (a) - (e), 5.13, 5.15, 5.22, 5.25 or 5.28 hereof;

(i) except as expressly permitted hereunder, the alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

(j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired without the cure of such default;

(l) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Lender’s counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect in any material respects;

(m) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.

8.2 Remedies.

8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1 above) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the

Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1 above, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Exit Fees and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3 Severance. Lender shall have the right from time to time to sever either Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4 Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral, provided that any deficiency judgment obtained by Lender shall be subject to the terms and provisions of Section 10.1 hereof.

8.2.5 Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of the greater of (a) five (5) Business Days after Borrower’s receipt of written notice thereof from Lender and (b) any longer notice requirement or grace period (if any) specifically set forth in this Agreement after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.	SPECIAL PROVISIONS

9.1 Sale of Note and Secondary Market Transaction.

9.1.1 General; Borrower Cooperation. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Fixed Rate Loan or any portion thereof or the Floating Rate Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (ii) to sell participation interests in the Fixed Rate Loan or the Floating Rate Loan to one or more investors or (iii) to securitize the Fixed Rate Loan (or any portion thereof) or the Floating Rate Loan (or any portion thereof) in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in either (or both) Note(s) and the Mortgage (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction” and the transactions referred to in this subsection (iii) shall be referred to herein as a “Securitization”). In connection with any Secondary Market Transaction, Borrower shall, at Borrower’s reasonable expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (a) to (i) to provide such financial and other information with respect to the Property, Borrower and its Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) at Borrower’s expense, cause counsel to render opinions customary in securitization transactions (other than a non-consolidation opinion, which shall be obtained by Lender, at Lender’s expense)with respect to the Property, Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Property, Borrower and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrower and Sole Member from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in an adverse economic change or a material increase in Borrower’s non-economic obligations in the transaction. Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full. Notwithstanding anything to the contrary contained in this Section 9.1.1, Borrower shall not be required to incur any out-of-pocket expenses (other than the fees and expenses of Borrower’s attorneys, accountants and consultants) in the performance of its obligations under this Section 9.1.1.

9.1.2 Use of Information. Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters. Notwithstanding anything to the contrary contained in this Section 9.1.2, Borrower shall not be required to incur any out-of-pocket expenses (other than the fees and expenses of Borrower’s attorneys, accountants and consultants) in the performance of its obligations under this Section 9.1.2.

9.1.3 Borrower Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrower shall: (a) if requested by Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Property, Manager and the Fixed Rate Loan and/or the Floating Rate Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the “GCM Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Lender, the GCM Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Property, the Fixed Rate Loan and/or the Floating Rate Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Document.

9.1.4 Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrower shall (i) indemnify Lender, the GCM Group and the Underwriter Group for any Liabilities to which Lender, the GCM Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the GCM Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, GCM Group or the Underwriter Group in connection with defending or investigating the Liabilities.

9.1.5 Indemnification Procedure. Promptly after receipt by an indemnified party under Section 9.1.3 above or Section 9.1.4 above of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify

Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 9.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

9.1.6 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.1.3 above or Section 9.1.4 above is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 above or Section 9.1.4 above, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the GCM Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

9.1.7 Rating Surveillance. Lender will retain the Rating Agencies to provide rating surveillance services on Securities. The pro rata expenses of such surveillance will be paid for by Borrower based on the applicable percentage of such expenses determined by dividing the then outstanding Fixed Rate Principal and/or Floating Rate Principal, to the extent applicable, by the then aggregate outstanding amount of the pool created in the Secondary Market Transaction which includes the Fixed Rate Loan and/or the Floating Rate Loan.

9.1.8 Severance of Loan. Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Fixed Rate Loan and/or the Floating Rate Loan, to modify, split and/or sever all or any portion of the Fixed Rate Loan and/or the Floating Rate Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause either or both of the Notes and the

Mortgage to be split into a first and second mortgage loan, (ii) create one more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of either or both of the Notes (and allocate or reallocate the principal balance of the Fixed Rate Loan and/or the Floating Rate Loan (as applicable) among such components) or (iv) otherwise sever the Fixed Rate Loan and/or the Floating Rate Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Fixed Rate Loan and/or the Floating Rate Loan (as applicable) (or components of the Notes for the Fixed Rate Loan or Floating Rate Loan (as applicable)) immediately after the effective date of such modification equals the outstanding principal balance of the Fixed Rate Loan and/or the Floating Rate Loan (as applicable) immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Fixed Rate Note or Floating Rate Note (as applicable) immediately prior to such modification. If requested by Lender, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. Borrower shall not be required to incur any out of pocket costs or expenses in connection with the foregoing (other than the fees and expenses of Borrower’s attorneys, accountants and consultants) or to reduce its rights or increase its obligations or decrease its rights in respect of the Loan (or any portion thereof). Notwithstanding anything to the contrary contained in this Section 9.1.8, Borrower shall not be required to incur any out-of-pocket expenses (other than the fees and expenses of Borrower’s attorneys, accountants and consultants) in the performance of its obligations under this Section 9.1.8.

10.	MISCELLANEOUS

10.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(a) fraud or intentional misrepresentation by Borrower, Sole Member or Guarantor in connection with obtaining the Loan (or any portion thereof);

(b) intentional physical waste of the Property or any portion thereof, or after an Event of Default the removal or disposal of any portion of the Property without replacement;

(c) any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(d) all Rents of the Property received or collected by or on behalf of the Borrower after an Event of Default and not deposited into the Deposit Account or applied to payment of Principal and interest due under the Notes, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums);

(e) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party;

(f) the failure to pay Taxes, provided Borrower shall not be liable to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount and Lender failed to pay same;

(g) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Section 4.21 hereof and Section 5.8 hereof, and clauses (viii) through (xi) of Section 5.30 hereof; or

(h) the breach of Borrower’s covenants set forth in Section 2.6.2 hereof, including without limitation, Borrower’s obligation to pay the Cap Recovery Costs and interest thereon at the Default Rate.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (i) an Event of Default described in Section 8.1(d) hereof shall have occurred or (ii) a breach of the covenants set forth in Section 5.13 hereof, or (iii) the occurrence of any condition or event described in either Section 8.1(f) hereof or Section 8.1(g) hereof and, with respect to such condition or event described in Section 8.1(g) hereof, either Borrower, Sole Member, Guarantor or any Person owning an interest (directly or indirectly) in Borrower, Sole Member or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event.

10.2 Brokers and Financial Advisors. (a) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Secured Capital (“Broker”) whose fees shall be paid by Borrower pursuant to a separate agreement. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b) Notwithstanding anything in Section 10.2(a) above to the contrary, Borrower hereby acknowledges that (i) at Lender’s sole discretion, Broker may receive further consideration from Lender relating to the Loan (or any portion thereof) or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan (or any portion thereof) or otherwise.

10.3 Retention of Servicer. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer (i) in connection with a release of the Property (or any portion thereof), (ii) from and after a transfer of the Loan (or any portion thereof) to any “master servicer” or “special servicer” for any reason, including without limitation, as a result of a decline in the occupancy level of the Property, (iii) in connection with an assumption or modification of the Loan (or any portion thereof), (iv) in connection with the enforcement of the Loan Documents or (v) in connection with any other action or approval taken by Servicer hereunder on behalf of Lender.

10.4 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5 Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, except as otherwise specified herein, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

10.6 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST OR BORROWER OR LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT,

ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER HEREBY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS AS SET FORTH IN SECTION 6.1 ABOVE, WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SAID SERVICE OF BORROWER MAILED OR DELIVERED TO THE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS ADDRESS AND/OR APPOINTED OR CHANGED AUTHORIZED AGENT HEREUNDER, AND (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS).

10.7 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

10.8 Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9 Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

10.13 Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf. Nothing in this Section 10.13 shall limit Borrower’s remedies against Lender under this Agreement to the extent that both (i) Lender’s breach of this Agreement arises from the illegal acts, fraud or willful misconduct of Lender and (ii) as a result of such breach, Borrower incurs liability or actual damages to third parties.

10.14 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15 Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have (including with respect to any Future Funding Obligation or any default or dispute relating thereto) against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

10.16 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the GCM Group, a purchaser of the Loan (or any portion thereof), the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without Borrower’s approval.

10.17 No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under either Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Fixed Rate Loan and/or the Floating Rate Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan (or any portion thereof) shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.19 No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20 Yield Maintenance Premium. Borrower acknowledges that (a) Lender is making the Fixed Rate Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Fixed Rate Principal are made to Lender prior to the Stated Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Fixed Rate Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Fixed Rate Loan, Borrower agrees that, except as expressly provided in Article 2 and Article 7 hereof, all prepayments of Fixed Rate Principal, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Fixed Rate Loan by Lender at the Fixed Rate Loan Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrower’s obligation to pay a Yield Maintenance Premium (if required); and (D) Lender would not make the Fixed Rate Loan on the terms set forth herein without the inclusion of such provisions. Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Fixed Rate Loan except as expressly permitted hereunder.

10.21 Assignment. The Fixed Rate Loan, the Floating Rate Loan, the Fixed Rate Note, the Floating Rate Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

10.22 Future Funding Obligations. Notwithstanding anything to the contrary contained herein (including the provisions of Sections 9.1.1 9.1.8, 10.19 and 10.21 hereof), the parties acknowledge that the obligations of the Lender hereunder to fund the Advances (the “Future Funding Obligations”) will be solely the obligation of Greenwich Capital Financial Products, Inc. and/or any subsequent holder of the Floating Rate Note which, together with its Affiliates, maintains a net worth of at least $50,000,000 (the “Holder”), provided however, in connection with any Securitization of the Floating Rate Loan, no Future Funding Obligation will be transferred or assigned to any Servicer or any trust or trustee or substituted or successor trustee established in connection with any such Securitization. Greenwich Capital Financial Products, Inc. and/or the Holder will have a participation interest in the Floating Rate Note to the extent of any funds advanced pursuant to the Future Funding Obligations. Any funds advanced pursuant to a Future Funding Obligation shall be owing to Greenwich Capital Financial Products, Inc. or the Holder, but in the event that Borrower has insufficient funds to pay both the holder of the Fixed Rate Note and the holder of the Floating Rate Note, the holder of the Fixed Rate Note shall have a prior right to such payment and a prior lien on the Property.

10.23 Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(i) the right to routinely consult with Borrower’s management regarding the significant business activities and business and financial developments of Borrower, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(ii) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any time upon reasonable notice;

(iii) the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness;

(iv) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Property so long as any portion of the Debt remains outstanding;

(v) the right, without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management, consulting, director or similar fees to Affiliates of Borrower from the Rents;

(vi) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any operating budget and/or capital budget of Borrower;

(vii) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day to day operation of the Property); and

(viii) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender. The provisions of this Section are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101.

10.24 Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.25 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

TPG OAK HILL/WALNUT HILL, LLC, a Delaware limited liability company

By:
Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation

By:
Name:
Title:

Schedule 1

Required Repairs

[see attached pages]

Schedule 2

Exceptions to Representations and Warranties

NONE

Schedule 3

Rent Roll

[see attached pages]

Schedule 4

Organization of Borrower

[see attached page(s)]

Schedule 5

Definition of Special Purpose Bankruptcy Remote Entity

A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter

(i) was and will be organized solely for the purpose of (A) owning and operating the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii) has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii) has not had and will not have any assets other than those related to the Property or its partnership or limited liability company interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv) to the fullest extent permitted by law, has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or limited liability company interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or limited liability company agreement (as applicable);

(v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi) if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote;

(vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation or limited liability company and such corporation or limited liability company is the managing member of such limited liability company;

(viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or a limited liability company agreement, as applicable, providing that (A) such entity will dissolve only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued

membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued without dissolution in a manner permitted by its limited liability company agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower;

(ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file, or consent to the filing of, a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that might cause such entity to become insolvent;

(x) has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations, provided, however, the foregoing shall not require the Sole Member to make any additional capital contributions to the Borrower;

2

(xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii) has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv) has not commingled and will not commingle its funds or assets with those of any other Person;

(xv) has held and will hold its assets in its own name;

(xvi) has conducted and will conduct its business in its name,

(xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets, provided, however, the foregoing shall not require the Sole Member to make any additional capital contributions to the Borrower;

(xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx) has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi) (a) if such entity owns the Property, has and will have no indebtedness other than the Loan and unsecured trade payables in the ordinary course of business relating to the ownership and operation of Property which (1) do not exceed, at any time, a maximum amount of 2% of the original amount of the Fixed Rate Principal and (2) are paid within sixty (60) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan and the Payment Guarantees in favor of Lender

3

pursuant to those certain loans made as of the date hereof by Lender to Affiliates of Borrower;

(xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii) has not made and will not make loans to any Person;

(xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxi) has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and

(xxxii) to the fullest extent permitted by law, will consider the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.

“Independent Director” means (x) in the case of a Single Member Bankruptcy Remote LLC: a natural person selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as an Independent Director of the Single Member Bankruptcy Remote LLC, does not thereafter become while serving as an Independent Director (except pursuant to an express provision in the Single Member Bankruptcy Remote LLC’s limited liability company agreement providing for the Independent Director to become a Special Member (defined below) upon the sole member of such Single Member Bankruptcy

4

Remote LLC ceasing to be a member in such Single Member Bankruptcy Remote LLC) and shall not have been at any time during the preceding five (5) years (i) a shareholder/partner/member of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (ii) a director (other than as an Independent Director of the Borrower or in a similar capacity with an Affiliate of the Borrower) of any shareholder, subsidiary or Affiliate of Borrower, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates (other than an Independent Director provided by a company in the business of providing independent directors and other related services), (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family of any such shareholder/ director/partner/member, officer, employee, supplier or customer or of any director of Borrower (other than as an Independent Director); and (y) in the case of a corporation, an individual selected by Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment as a director, does not thereafter become while serving as an Independent Director and shall not have been at any time during the preceding five (5) years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, Borrower or any of its shareholders, subsidiaries, members or Affiliates, (ii) a director of any shareholder, subsidiary, member, or Affiliate of Borrower other than Borrower’s general partner or managing member, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower or any Affiliate of Borrower, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family (including a grandchild or sibling) of any such shareholder/director/partner/member, officer, employee, supplier or customer or of any other director of Borrower’s general partner or managing member.

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i)(A), (ii)(A), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii); (ii) has maintained and will maintain its accounts, books and records separate from any other person; (iii) has and will have a limited liability company agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of a board of one or more directors designated by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless, at the time of such action there are at least one (1) member of the board of directors who are Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote; (iv) has and will have a limited liability company agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than upon continuation of the Borrower without dissolution (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as a member

5

of Borrower (the “Special Member”) and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, provided, however, the Special Member shall automatically cease to be a member of the Borrower upon the admission to the Borrower of a substitute member and (C) except as expressly permitted pursuant to the terms of this Agreement or the limited liability company agreement of the Borrower, Sole Member may not resign and no additional member shall be admitted to Borrower; (v) has and will have a limited liability company agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued without dissolution in a manner permitted by its limited liability company agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

6

Schedule 6

Form of Request for Advance

                    , 200

____________________

____________________

____________________

____________________

Ladies and Gentlemen:

We refer to the Loan Agreement dated as of March 2, 2005 (as amended or otherwise modified from time to time, the “Loan Agreement”), between the undersigned (“Borrower”) and Greenwich Capital Financial Products, Inc. (“Lender”).

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

Borrower hereby gives Lender notice pursuant to Section [2.9.1/2.9.3] of the Loan Agreement that Borrower requests a [Capital Expenditure] [Leasing] Advance under the Loan Agreement and, in that connection, sets forth below the information relating to such proposed borrowing (the “Proposed Borrowing”) as required by Article 2 of the Loan Agreement.

(i) The aggregate principal amount of the Proposed Borrowing is $                    , which, together with the aggregate principal amount of all prior Advances of the Floating Rate Loan will not exceed $[                    ].

(ii) Borrower hereby authorizes Lender to disburse to itself out of the Proposed Borrowing an advance fee equal to 1% of the amount of the Proposed Borrowing in accordance with Section 2.7.2 of the Loan Agreement.

(iii) The Business Day of the Proposed Borrowing is                     , 200    .

(iv) The Advance should be disbursed to the following account(s):

Amount	Wiring Instructions

The undersigned hereby certifies to Lender that to his/her knowledge as of the date set forth above, and as of the date of the Proposed Borrowing, (i) both immediately prior to the date of the Proposed Borrowing and also after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (ii) to the best knowledge of the undersigned, each representation and warranty of Borrower in Section 4.1 of the Loan Agreement and in the other

Loan Documents is true and complete in all material respects on and as of the date of the Proposed Borrowing with the same force and effect as though made on and as of such date.

Additionally, the undersigned hereby certifies to Lender that to his/her knowledge that:

(i) the funds from the Proposed Borrowing will be used only to pay (or reimburse Borrower for) [Approved Capital Expenses] [Approved Leasing Expenses] and, attached hereto as Exhibit A, is a description of all such [Approved Capital Expenses] [Approved Leasing Expenses];

(ii) all outstanding payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full;

(iii) the same has not been the subject of a previous disbursement;

(iv) all previous disbursements have been used only to pay (or reimburse Borrower for) the previously identified Approved Capital Expenses or Approved Leasing Expenses (as applicable);

(v) all work relating to work performed on or prior to the date hereof has been completed in a good and workmanlike manner in accordance with all Legal Requirements and substantially in accordance with the plans and specifications approved by Lender (if required pursuant to the terms of the Loan Agreement)

(vi) attached hereto as Exhibit B is a list identifying each Person that supplied labor or materials with respect to the requested disbursement, and each such Person has been or upon receipt of the Proposed Borrowing will be paid in full for work for which such Proposed Borrowing (or any previous Proposed Borrowing) has been made or is being requested;

Very truly yours,

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Schedule 7

Approved Capital Budget

[see attached page(s)]